Exhibit 2.1
Confidential Treatment Requested
EXECUTION VERSION

MUTUAL ASSET PURCHASE AND SALE AGREEMENT
Dated as of August 11, 2009
Among
Delta Air Lines, Inc.,
US Airways, Inc.,
and
US Airways Group, Inc.

Confidential Treatment Requested

i

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*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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Page

Section 11.10 Waiver of Jury Trial	98
Section 11.11 Bulk Transfer	99

ARTICLE XII GUARANTY	99

Section 12.01 US Airways Parent Guaranty	99

Exhibits†
Exhibit A	Reserved
Exhibit B	Reserved
Exhibit C	Form of Assignment and Assumption Agreement — Contract/Permit or Otherwise
Exhibit D	Form of Bill of Sale
Exhibit E	DCA Slot Lease
Exhibit F	Reserved
Exhibit G	Delta DCA Slots
Exhibit H	Reserved
Exhibit I	Form of Delta Marine Air Terminal License
Exhibit J	LaGuardia Slot Lease
Exhibit K	LaGuardia Slots
Exhibit L	Reserved
Exhibit M	Northwest DCA Slots
Exhibit N	***** Slot Lease
Exhibit O	***** Slots/Frequencies
Exhibit P	Reserved
Exhibit Q	Reserved
Exhibit R	Jet Bridge Maintenance and Operability Testing Requirements
Exhibit S	Reserved
Exhibit T	US Airways Brazilian Route Authorities
Exhibit U	Form of US Airways LaGuardia Facilities License
Exhibit V	Form of US Airways LaGuardia Facilities Sublease

†	Issuer hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

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Confidential Treatment Requested

Schedules†
Schedule 1.01-A	Assumed Bond Documents
Schedule 1.01-B	Bond Accounts
Schedule 1.01-C	Bond Documents
Schedule 1.01-D	Delta Tangible Personal Property
Schedule 1.01-E	East End Terminal Lease
Schedule 1.01-F	Existing GSE Facilities Permit
Schedule 1.01-G	Delta LaGuardia Contracts
Schedule 1.01-H	Marine Air Terminal Lease
Schedule 1.01-I	Delta LaGuardia Permits
Schedule 1.01-J	Parking Permit #1
Schedule 1.01-K	Parking Permit #2
Schedule 1.01-L	LGA Purchase Option Slots
Schedule 1.01-M	US Airways Perimeter Slots
Schedule 1.01-N	Northwest GSE Facilities Lease
Schedule 1.01-O	Eastern Shuttle Documents
Schedule 1.01-P	Underground Storage Tanks
Schedule 1.01-Q	Shuttle Terminal Lease
Schedule 1.01-R	US Airways LaGuardia Contracts
Schedule 1.01-S	US Airways LaGuardia Permits
Schedule 1.01-T	US Airways LaGuardia Tangible Personal Property
Schedule 1.01-U	Requested Slot Times
Schedule 1.01-V	Additional ***** Slots
Schedule 2.06	Third Party Consents
Schedule 3.06	Third Party Consents
Schedule 7.01	Operation of the US Airways Transferred Assets
Schedule 7.02	Operation of the Delta Transferred Assets
Schedule 7.08(a)(iv)	Port Authority Items
US Airways Disclosure Schedules†
Delta Disclosure Schedules†

†	Issuer hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

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v

Confidential Treatment Requested
This MUTUAL ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of August 11, 2009 among Delta Air Lines, Inc., a Delaware corporation (“Delta”), US Airways, Inc., a Delaware corporation (“US Airways”), and US Airways Group, Inc., a Delaware corporation (“US Airways Parent”) (solely with respect to Article XII) (each a “Party” and collectively “Parties”).
RECITALS
WHEREAS Delta and US Airways are each engaged in the operation of commercial passenger air transport businesses.
WHEREAS US Airways desires to purchase from Delta, and Delta desires to sell, assign, convey and deliver to US Airways, certain assets of Delta and Delta desires to assign and transfer certain liabilities of Delta and US Airways desires to assume such liabilities, in each case, as more particularly set forth herein, upon the terms and subject to the conditions set forth herein.
WHEREAS Delta desires to purchase from US Airways, and US Airways desires to sell, assign, convey and deliver to Delta, certain assets of US Airways and US Airways desires to assign and transfer certain liabilities of US Airways and Delta desires to assume such liabilities, in each case, as more particularly set forth herein, upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
Definitions
Section 1.01 Certain Defined Terms. For purposes of this Agreement:
“*****” *****.
“Action” means any action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.
“Additional ***** Slots” means the 30 Slots at ***** more fully described on Schedule 1.01-V attached hereto.
“Additional ***** Slot Lease Term” means the period commencing on ***** of the premises designated as “Area B” in Exhibit A-2 to the US Airways ***** Facilities License and continuing until the end of the *****.

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Confidential Treatment Requested
“Additional US Airways Agreements” means, collectively, the Personal Property Security Interest and that certain Operating Agreement, by and between US Airways and the Port Authority, dated January 17, 1992.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“Agreement” has the meaning set forth in the Recitals.
“Air Services Agreement” means the agreement between the Government of the United States of America and the Federative Republic of Brazil, authorizing the scheduled foreign air transportation of persons, property and mail between the United States of America, on the one hand, and Brazil on the other hand.
“Ancillary Documents” has the meaning set forth in Section 5.02.
“Assignment and Assumption Agreement” means (i) with respect to the Port Authority Documents, one or more agreements the form of which shall be acceptable to the Port Authority, or (ii) with respect to any other Contract (excluding the Leases, the Existing GSE Facilities Permit, and the US Airways LaGuardia Parking Permits), Permit, or other document required to be transferred pursuant to the terms of this Agreement, an assignment and assumption agreement substantially in the form attached hereto as Exhibit C.
“Assumed Bond Documents” means those certain documents set forth on Schedule 1.01-A attached hereto.
“Assumed Delta Contracts” means the Delta LaGuardia Leases, the Delta LaGuardia Contracts and the Delta LaGuardia Permits.
“Assumed Delta Liabilities” has the meaning set forth in Section 2.03.
“Assumed Liabilities” means the Assumed Delta Liabilities and the Assumed US Airways Liabilities.
“Assumed US Airways Contracts” means the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Contracts, the US Airways LaGuardia Permits, the US Airways LaGuardia Parking Permits, and the Assumed Bond Documents.
“Assumed US Airways Liabilities” has the meaning set forth in Section 3.03.

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Confidential Treatment Requested
“Bankruptcy Event” means any of the following events: (i) the passage of a resolution of the Board of Directors for the dissolution of a Person; (ii) a Person becoming the subject of (A) the entry of an order for relief by a Governmental Authority having jurisdiction in the premises judging such Person bankrupt or insolvent under any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar Law, (B) the appointment of a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator or examiner (or other similar official) of such Person or of substantially all of the property of such Person, (C) an order to wind up or liquidate the affairs of such Person, or (D) an involuntary bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar proceeding with respect to such Person that is unstayed or undismissed for a period of thirty (30) consecutive days; or (iii) any of (A) the commencement by a Person of a proceeding to be adjudicated a bankrupt or insolvent; (B) the consent by a Person to the institution of bankruptcy, insolvency or examination proceedings against it, (C) the filing or consent to the filing by a Person of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar Law, (D) the consent or application by a Person to the appointment of a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator, examiner (or other similar official) of a Person, as applicable, or of any substantial part of such Person’s property, or (E) the making by a Person of an assignment for the benefit of creditors.
“Bill of Sale” means the bill of sale in substantially the form attached hereto as Exhibit D.
“Bond Accounts” means those certain funds or accounts related to the Bonds and set forth on Schedule 1.01-B attached hereto.
“Bond Documents” means those certain documents set forth on Schedule 1.01-C attached hereto.
“Bond Fund” has the meaning set forth in the East End Terminal Lease (a in effect on the date hereof).
“Bond Fund Closing Balance” has the meaning set forth in Section 7.18.
“Bond Obligations” means any and all obligations of US Airways with respect to the Bonds and/or the Bond Documents.
“Bond Repayment Date” has the meaning set forth in Section 7.18.
“Bonds” means those certain Special Project Bonds Series 2 issued by the Port Authority in the original principal amount of $202,075,000, the proceeds of which were used to finance a portion of the construction of the East End Terminal.

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Confidential Treatment Requested
“Books and Records” means all books, ledgers, files, data, metadata, reports, plans, records, manuals and other materials, whether existing in hard copy or magnetic or electronic form, to the extent related to the Delta Transferred Assets or the US Airways Transferred Assets, but (i) to the extent the underlying information is provided, no data shall be required to be extracted and delivered from general abstracts or summaries prepared on an internal company basis and (ii) excluding any such items if any Law prohibits their transfer.
“Brazilian Route Authorities” means the Delta Brazilian Route Authorities and the US Airways Brazilian Route Authorities.
“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.
“Citi Loan Agreement” means that certain Loan Agreement, dated as of March 23, 2007 among US Airways Group, Inc., as Borrower, certain subsidiaries of Borrower, Citicorp North America, Inc. as Administrative Agent, and the lenders from time to time party thereto, as amended through the date hereof.
“Claims” means any and all claims, counterclaims, demands, damages, actions, causes of actions, and claims for relief of every kind and nature, known or unknown, existing, claimed to exist or which could be asserted in a lawsuit, either in law or in equity, whether direct or indirect (whether by assignment or otherwise), or arising under any Law, obligation, right, duty, or other requirement.
“Closing” has the meaning set forth in Section 4.01.
“Closing Date” has the meaning set forth in Section 4.01.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Construction Fund” has the meaning set forth in the East End Terminal Lease (as in effect on the date hereof).
“*****” has the meaning set forth in Section 7.19.
“Contract” means any written agreement, contract, lease, sublease, or other occupancy agreement, obligation, promise, license, commitment instrument, undertaking, order, or other arrangement or warranty that is legally binding on a Party.
“DCA” means Ronald Reagan Washington National Airport located in Arlington, Virginia.

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Confidential Treatment Requested
“DCA Gate Reallocation” means the process being conducted by MWAA on the date hereof for the reallocation of passenger gates located at DCA.
“DCA Slot Lease” means that certain slot lease dated as of the Closing Date, by and between US Airways and Delta substantially in the form attached hereto as Exhibit E.
“DCA Slots” means Delta DCA Slots and the Northwest DCA Slots.
“Debt Service Fund” has the meaning set forth in the East End Terminal Lease (as in effect on the date hereof).
“*****” has the meaning set forth in Section 7.19.
“*****” has the meaning set forth in Section 7.19.
“Delta” has the meaning set forth in the Recitals.
“Delta Bond Escrow Funds” has the meaning set forth in Section 7.18.
“Delta Brazilian Route Authorities” means seven (7) unrestricted U.S.-Brazil frequencies allocated to Delta by DOT Order 2005-4-13 originally for Atlanta-Rio de Janeiro service, which are available under the U.S.-Brazil Air Transport Agreement and DOT Order 2004-6-25 for service on any U.S.-Brazil city-pair route.
“Delta Bylaws” means the Delta Air Lines, Inc. Bylaws, as amended.
“Delta Cap Amount” has the meaning set forth in Section 9.02.
“Delta Charter” means the Amended and Restated Certificate of Incorporation of Delta Air Lines, Inc., as amended.
“Delta Connection Carrier” means a regional airline that operates under a codeshare and service agreement with Delta pursuant to which it provides scheduled air transportation services under the flight designator codes of Delta and/or certain of its Affiliates.
“Delta DCA Call Event” has the meaning set forth in Section 7.15.
“Delta DCA Call Notice” has the meaning set forth in Section 7.15.
“Delta DCA Call Period” has the meaning set forth in Section 7.15.
“Delta DCA Call Right” has the meaning set forth in Section 7.15.

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Confidential Treatment Requested
“Delta DCA Slots” means the seventy-one (71) Slots at DCA to be transferred from Delta to US Airways pursuant to the terms and conditions of this Agreement, as more fully described on Exhibit G attached hereto.
“*****” has the meaning set forth in Section 10.02.
“Delta Disclosure Schedule” has the meaning set forth in the introductory paragraph of Article VI.
“Delta Environmental Claim” has the meaning set forth in Section 6.15.
“Delta Environmental Laws” has the meaning set forth in Section 6.15.
“Delta Indemnified Persons” has the meaning set forth in Section 9.03.
“Delta Investigation” has the meaning set forth in Section 7.04.
“Delta LaGuardia Contracts” means, collectively, the Contracts set forth on Schedule 1.01-G attached hereto and related to the Delta LaGuardia Properties, including contracts entered into after the date hereof in accordance with Section 7.02 and excluding contracts terminated after the date hereof in accordance with Section 7.02.
“Delta LaGuardia Leased Real Property” means, collectively, the Marine Air Terminal Leased Real Property and the Northwest GSE Facilities Leased Real Property.
“Delta LaGuardia Leases” shall mean, collectively, the Marine Air Terminal Lease and the Northwest GSE Facilities Lease.
“Delta LaGuardia Permits” means, collectively, the Permits related to the operations of Delta at the Delta Properties, as set forth on Schedule 1.01-I attached hereto.
“Delta Marine Air Terminal License” means that certain License Agreement, dated as of the Closing Date, by and between US Airways and Delta, to Delta, substantially in the form attached hereto as Exhibit I.
“Delta Material Adverse Effect” means any state of facts, change, event, action, omission, loss or damage that individually or in the aggregate, has resulted in or would reasonably be expected to result in (a) a material adverse effect on (i) the condition or the ability to operate or use the Delta Transferred Assets, in the aggregate or (ii) the amount of Liability associated with the Assumed Delta Liabilities, in the aggregate; except in (i) or (ii) above, any adverse effect arising out of, resulting from or attributable to (1) changes or conditions generally affecting the airline industry, other than changes or conditions related to regulations and legislation applicable to Slots, (2) general economic

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Confidential Treatment Requested
or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction (including increases in the price of fuel), (3) the execution and delivery of this Agreement or the public announcement or pendency of the Transaction or any of the other transactions contemplated by this Agreement with respect to the impact thereof on the relationships, contractual or otherwise, of Delta or any of its Affiliates with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Transaction or any of the other transactions contemplated by this Agreement, other than any impact with respect to regulations and legislation applicable to Slots, (4) any change, in and of itself, in the market price, credit rating or trading volume of Delta’s securities, (5) any change in GAAP (or authoritative interpretation thereof) and (6) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement; or (b) an impairment in any material respect on the ability of Delta to perform its obligations under this Agreement or any Ancillary Document to which it is or will be a party.
“Delta Port Authority Documents” means, collectively, the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits, the Delta Marine Air Terminal License and the Port Approval Bond Documents.
“Delta Properties” means the Marine Air Terminal, the Northwest GSE Facilities, the Delta Tangible Personal Property and any other property of Delta related to any of the foregoing that is a Delta Transferred Asset.
“Delta Properties Taxes and Assessments” has the meaning set forth in Section 2.07.
“Delta Prorations” has the meaning set forth in Section 2.07.
“Delta Proration Payment” has the meaning set forth in Section 2.07.
“Delta Purchase Price” has the meaning set forth in Section 3.05.
“Delta Purchase Right” has the meaning set forth in Section 7.14.
“Delta Recall Slots” has the meaning set forth in Section 7.15.
“Delta Receivables” has the meaning set forth in Section 2.07.
“Delta Reconciliation Notice” has the meaning set forth in Section 2.07.

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Confidential Treatment Requested
“Delta Required Consents” means those certain consents, approvals and waivers that Delta is required to secure in connection with the transactions contemplated herein, all as set forth on Schedule 6.04 attached hereto.
“Delta Tangible Personal Property” means the items set forth on Schedule 1.01-D attached hereto.
“Delta Transferred Assets” has the meaning set forth in Section 2.01.
“DOT” means the United States Department of Transportation.
“East End Terminal” means the premises, facilities, improvements and fixtures, including the East End Terminal Leased Real Property, which are the subject of the East End Terminal Lease.
“East End Terminal Lease” means that certain Agreement of Lease, by and between US Airways, as successor-in-interest to Continental Airlines, Inc., for itself and as successor in interest to Eastern Air Lines, Inc., and the Port Authority, dated as of June 2, 1989, identified as AGA-#126, whereby the Port Authority leases the East End Terminal to US Airways, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-E attached hereto.
“East End Terminal Leased Real Property” means the Leased Real Property that is the subject of the East End Terminal Lease.
“Eastern Shuttle Documents” means the Contracts set forth on Schedule 1.01-O attached hereto.
“End Date” has the meaning set forth in Section 10.01.
“Excluded Delta Assets” has the meaning set forth in Section 2.02.
“Excluded Delta Liabilities” has the meaning set forth in Section 2.04.
“Excluded US Airways Assets” has the meaning set forth in Section 3.02.
“Excluded US Airways Liabilities” has the meaning set forth in Section 3.04.
“Existing GSE Facilities” means the premises, facilities, improvements and fixtures, including the Existing GSE Facilities Real Property, which are the subject of the Existing GSE Facilities Permit.
“Existing GSE Facilities Permit” means that certain Space Permit, US Airways, as successor-in-interest to USAir, Inc., as successor-in-interest to Continental

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Confidential Treatment Requested
Airlines, Inc., for itself and as successor-in-interest to Eastern Air Lines, Inc., identified as AGA-804 (formerly known as AGA-141), whereby the Port Authority grants permission to US Airways to use and occupy the Existing GSE Facilities, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-F attached hereto.
“Existing GSE Facilities Real Property” means the real property that is the subject of the Existing GSE Facilities Permit, including any improvements, structures, buildings, fixtures, and mechanical and utility systems related to such Existing GSE Facilities Permit.
“Existing Delta Documents” means the Delta LaGuardia Leases.
“Existing US Airways Documents” means collectively, the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits and the Port Approval Bond Documents.
“Extension Date” has the meaning set forth in Section 10.01.
“FAA” means the Federal Aviation Administration.
“Fair Market Value” means, with respect to the Delta Recall Slots, the price that could be obtained for such asset by a seller in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer, and taking into account all available information including without limitation recent sales of similar Slots.
“Goldman Sachs Second Lien Loan Agreement” means the Second Lien Term Loan and Guaranty Agreement among Delta Air Lines, Inc., as borrower, the direct and indirect domestic subsidiaries of Delta party thereto, Goldman Sachs Credit Partners L.P., as administrative agent and collateral agent, the financial institutions party thereto, Barclays Capital, as syndication agent, Goldman Sachs Credit Partners L.P. and Merrill Lynch Commercial Finance Corp., as co-lead arrangers, Goldman Sachs Credit Partners L.P., Merrill Lynch Commercial Finance Corp. and Barclays Capital, as joint bookrunners, and Credit Suisse Securities (USA) LLC and C.I.T. Leasing Corporation, as co-documentation agents, together with the applicable Collateral Documents (as defined therein), each dated as of April 30, 2007.
“Governmental Approval” has the meaning set forth in Section 5.04.
“Governmental Authority” means any federal, state, local or foreign governmental, legislative, judicial, arbitral, administrative or regulatory authority, agency, airport authority, commission, body, court, association or entity, including without limitation the Port Authority.

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Confidential Treatment Requested
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IATA” means the International Air Transport Association.
“IATA Season” has the meaning set forth in Section 7.03.
“Indemnification Claim Notice” has the meaning set forth in Section 9.04.
“Indemnified Party” has the meaning set forth in Section 9.04.
“Indemnifying Party” has the meaning set forth in Section 9.04.
“Independent Accountant” means a nationally recognized accounting firm, mutually acceptable to Delta and US Airways.
“Individual Threshold” has the meaning set forth in Section 9.02.
“Initial End Date” has the meaning set forth in Section 10.01.
“JP Morgan Credit Agreement” means the First Lien Revolving Credit and Guaranty Agreement among Delta Air Lines, Inc., as borrower, the direct and indirect domestic subsidiaries of Delta party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the financial institutions party thereto, UBS Securities LLC, as syndication agent, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as co-lead arrangers, J.P. Morgan Securities Inc., Lehman Brothers Inc. and UBS Securities LLC, as joint bookrunners, and CALYON New York Branch and RBS Securities Corporation, as co-documentation agents, together with the applicable Collateral Documents (as defined therein), each dated as of April 30, 2007.
“Knowledge” of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of any of such Person’s executive officers having primary responsibility for such matter, after due inquiry with individuals at the director level or above directly or indirectly reporting to such officer.
“LaGuardia” means LaGuardia Airport located in the Borough of Queens, New York City, New York.
“*****” has the meaning set forth in Section 10.02.
“LaGuardia Slot Lease” means that certain Slot Lease, dated as of the Closing Date, by and between US Airways and Delta substantially in the form attached hereto as Exhibit J.

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Confidential Treatment Requested
“LaGuardia Slots” means the two hundred fifty (250) Slots at LaGuardia to be transferred from US Airways to Delta pursuant to the terms and conditions of this Agreement, as more fully described on Exhibit K attached hereto.
“Large Certificated Air Carrier” means United Air Lines, Inc., American Airlines, Inc. or Continental Airlines, Inc.
“Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, regulation, judgment, order, writ, injunction, ruling, decree or agency requirement or policy of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.
“Lease” means each of the US Airways LaGuardia Leases and the Delta LaGuardia Leases.
“Leased Real Property” means the real property that is the subject of a Lease, including any leasehold improvements, structures, buildings, fixtures, and mechanical and utility systems related to such Lease.
“Legal Expenses” means reasonable fees, costs and expenses incurred by any Person indemnified under this Agreement and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim entitled to indemnification hereunder. Without limitation of the foregoing, Legal Expenses includes all such fees, costs and expenses incurred by any Person indemnified under the Agreement and its counsel in enforcing its rights under 9.02 or 9.03 of this Agreement, as applicable.
“Legal Restraints” has the meaning set forth in Section 8.01.
“*****” has the meaning set forth in Section 10.02.
“LGA Purchase Option Slots” means 30 total Slots at LaGuardia with departure or arrival times within the one-half hour periods set forth on Schedule 1.01-L attached hereto.
“Liabilities” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability).

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Confidential Treatment Requested
“Liens” means any lien, mortgage, pledge, assignment for security, security interest, charge, hypothecation, lease or encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, any easement, right of way or other encumbrance on title to real property and any agreement to give any security interest).
“Losses” mean demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, fines, penalties, fees, disbursements and amounts paid in settlement (including Legal Expenses).
“Marine Air Terminal” means the premises, facilities and fixtures, including the Marine Air Terminal Leased Real Property, which are the subject of the Marine Air Terminal Lease.
“Marine Air Terminal Lease” means that certain Agreement of Lease, by and between, Delta and the Port Authority, and identified as AGA-253, whereby the Port Authority leases the Marine Air Terminal to Delta, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-H attached hereto.
“Marine Air Terminal Leased Real Property” means the Leased Real Property that is the subject of the Marine Air Terminal Lease.
“Materials of Environmental Concern” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5 or otherwise defined or regulated as “hazardous”, “toxic”, a “contaminant”, a “pollutant” or words of similar import under any applicable Environmental Law, or any mold that could be harmful to human health or the environment.
“MWAA” means the Metropolitan Washington Airports Authority.
“New York Transfer Tax Returns” means all documents necessary in connection with the payment of any Transfer Taxes to the New York Department of Taxation and Revenue, the New York City Department of Finance, and any other applicable taxing authority that are due and payable in connection with the transfer of any of the Transferred Assets or the Assumed Liabilities.
“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement, dated February 27, 2009, by and between Delta and US Airways.
“Northwest” means Northwest Airlines, Inc.
“Northwest Bylaws” means the Amended and Restated Bylaws of Northwest Airlines, Inc., as amended.

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Confidential Treatment Requested
“Northwest Charter” means the Amended and Restated Certificate of Incorporation of Northwest Airlines, Inc., as amended.
“Northwest DCA Slot Lease” means that certain DCA Slot Lease Agreement, dated as of June 11, 2004, as amended, by and between Northwest and US Airways.
“Northwest DCA Slots” means the thirteen (13) Slots at DCA to be transferred from Northwest to US Airways pursuant to the terms and conditions of this Agreement, as more fully described on Exhibit M attached hereto.
“Northwest GSE Facilities” means the premises, facilities, improvements and fixtures, including the Northwest GSE Facilities Leased Real Property, which are the subject of the Northwest GSE Facilities Lease.
“Northwest GSE Facilities Lease” means that certain Agreement of Lease, by and between Northwest and the Port Authority, identified as AGA-171, whereby the Port Authority leases the Northwest GSE Facilities to US Airways, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-N attached hereto.
“Northwest GSE Facilities Leased Real Property” means the Leased Real Property that is the subject of the Northwest GSE Facilities Lease.
“*****” means ***** International Airport.
“***** Slot Lease” means that certain lease agreement dated as of the Closing Date, by and between US Airways and Delta substantially in the form attached hereto as Exhibit N.
“***** Slots/Frequencies” means fourteen (14) Slots at the ***** International Airport, as more fully described on Exhibit O attached hereto.
“Parking Permit #267” means that certain LaGuardia Airport Privilege Permit, dated as of February 1, 1992 and identified as Permit AGA-267, by and between US Airways, as permittee, and the Port Authority, as permittor, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-J attached hereto.
“Parking Permit #561” means that certain LaGuardia Airport Privilege Permit, dated as of September 4, 2000 and identified as Permit AGA-561, by and between US Airways, as permittee, and the Port Authority, as permitor, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-K attached hereto.

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Confidential Treatment Requested
“Party” has the meaning set forth in the Recitals.
“Permits” means all franchises, grants, authorizations, licenses, permits, waivers, exemptions, transfers, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Authority which are necessary for a Party to own, lease and operate the Transferred Assets to be transferred by such Party hereunder as such assets are now being operated.
“Permitted Liens” means the following Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by the Employee Retirement Income Security Act of 1974, as amended): (a) Liens for taxes, assessments or other governmental charges or claims the payment of which is either not yet delinquent or that are being contested in good faith by appropriate proceedings during which collection or enforcement is stayed and which may thereafter be paid without penalty; (b) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics, and materialmen and other Liens imposed by Law and incurred in the ordinary course of business for amounts either not yet delinquent or being contested in good faith by appropriate proceedings; (c) with respect to each Party’s Leased Real Property, easements, rights-of-way, restrictions, defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the value, use or utility of such Party’s Leased Real Property as such real property is currently operated; (d) Liens created by or on behalf of the fee owners of such real property or the Port Authority that are not the result of any act or omission of such Party or related to the use of any property leased to such Party by the Port Authority or other fee owner or the operation of such Party’s business; (e) the Contracts affecting any Leased Real Property that have been disclosed on Schedules 1.01-G and Schedule 1.01-P; or (f) with respect to the East End Terminal or the Bond Accounts, the Bonds, Bond Documents, and any Liens of the Trustee, any holders of the Bonds, and/or the Port Authority; provided, however, at the Closing, “Permitted Liens” shall be defined to exclude clause (a) and (b) for purposes of Sections 2.01 and 3.01 and any Liability for Liens covered by clause (a) or (b) with respect to an Excluded US Airways Liability or an Excluded Delta Liability shall remain subject to the applicable indemnity obligations set forth in Article IX hereof.
“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.
“Personal Property Security Interest” means that certain Personal Property Security Interest, dated as of January 15, 1992, by and between US Airways, as grantor, and the Port Authority, as the secured party.
“Port Approval Bond Documents” means, collectively, (a) that certain Leasehold Mortgage, dated as of June 1, 1990, by and between Continental Airlines, Inc.

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Confidential Treatment Requested
and Eastern Air Lines, Inc. and The Bank of New York, (b) that certain Trust Administration Agreement, dated as of June 1, 1990, by and between Continental Airlines, Inc. and Eastern Air Lines, Inc. and The Bank of New York, and (c) any other Assumed Bond Document that the Port Authority elects to include in the Assignment and Assumption Agreement.
“Port Authority” means The Port Authority of New York and New Jersey.
“Port Authority Documents” means, collectively, the Delta Port Authority Documents and the US Airways Port Authority Documents.
“*****” has the meaning set forth in Section 10.02
“Ramp” means the ramp pavement surfaces and subsurfaces of a Leased Property.
“Reconciliation Date” has the meaning set forth in Section 2.07.
“Reconciliation Period” has the meaning set forth in Section 2.07.
“Regulatory Actions” has the meaning set forth in Section 7.08.
“Related Real Estate Documents” means with respect to any Leased Real Property, any and all (i) surveys, maps, plats, aerial photographs, or similar documents setting forth a physical depiction of such Property, (ii) manuals, plans, diagrams, drawings, renderings, summaries, or similar materials related to the engineering, mechanicals, systems, improvements, or other property, plant, and equipment located at or on any Leased Real Property, (iii) Phase I report, Phase II report, file review(s), environmental disclosure documents, and/or related or similar report(s) with respect to any Leased Real Property, and (iv) similar documents, materials, or other items, in each case to the extent the same is in the possession or control of the Party with a leasehold interest in such Leased Real Property.
“Rents” means any and all rent, tax charges, escalation, additional rent, insurance, utilities, common area maintenance charges, or other amounts required to be paid pursuant to a specified Lease, Permit or Contract.
“Representatives” means the directors, officers, employees, advisers, agents, appraisers, contractors, attorneys, consultants, accountants, investment bankers or other representatives of any Party.
“Requested Slot Times” means departure or arrival times within the one-half hour periods set forth on Schedule 1.01-U attached hereto, or such other periods as the Parties shall mutually agree.

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“Right of First Refusal” has the meaning set forth in Section 10.02.
“ROFR Election Notice” has the meaning set forth in Section 10.02.
“Roof” means the roof membrane, flashing, windows and seals of a Leased Real Property.
“Shuttle Terminal” means the premises, facilities and fixtures, including the Shuttle Terminal Leased Real Property, which are the subject of the Shuttle Terminal Lease.
“Shuttle Terminal Lease” means that certain Agreement of Lease, by and between US Airways, as successor-in-interest to Shuttle, Inc., as successor-in-interest to Trump Shuttle Inc., as successor-in-interest to Eastern Air Lines, Inc., and the Port Authority, dated as of March 17, 1977, identified as AGA-#751, whereby the Port Authority leases the Shuttle Terminal to US Airways, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-Q attached hereto.
“Shuttle Terminal Leased Real Property” means the Leased Real Property that is the subject of the Shuttle Terminal Lease.
“Slot” means (i) “slot” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or re-codified from time to time, or (ii) “operating authorization” for one landing or takeoff at LaGuardia during a specific time period, subject to a scheduling order issued by the FAA at LaGuardia, as defined in the Final Order, Operating Limitations at New York LaGuardia Airport, Docket No. FAA 2006-25755 issued December 13, 2006, published in the Federal Register at 71 Fed. Reg. 77854 (Dec. 27, 2006), as such order may be amended or re-codified from time to time, and in any subsequent scheduling order issued by the FAA, as such order may be amended or re-codified from time to time, or (iii) authorization granted by the FAA, DOT or other Governmental Authority to conduct one landing or takeoff during a specific time period at LaGuardia, DCA or *****, or (iv) slot exemption pursuant to 49 U.S.C. §§ 41716 and 41718, as such statute may be amended or re-codified from time to time, including but not limited to slot exemptions at LaGuardia and DCA now held or hereafter acquired.
“Slot Trade” means a single Delta takeoff or landing Slot being traded for a single US Airways takeoff or landing Slot. Each Slot will allow for up to seven (7) operations per week.
“Specified Sections” means Sections 5.01 and 6.01 (in each case, first sentence only) (Organization; Standing and Power), 5.02 and 6.02 (Authority, Execution

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Confidential Treatment Requested
and Delivery; Enforceability), 5.08 and 6.08 (in each case, last sentence only) (Title to Assets) and 5.16 and 6.16 (Taxes).
“Taxes” means: (a) all taxes (whether federal, state, county or local), fees, levies, customs duties, assessments or charges of any kind whatsoever, including gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value-added, ad valorem, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes or liabilities for unclaimed property, in each case imposed by any Governmental Authority together with any interest, penalties, or additions to tax imposed with respect thereto; and (b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.
“Tax Benefit” has the meaning set forth in Section 9.07.
“Tax Return” means all returns, declarations, reports, election estimates, and information statements and returns required or permitted to be filed with a Governmental Authority relating to Taxes, including, but not limited to, original returns and filings, amended returns, claims for refunds, information returns, ruling requests, administrative or judicial filings, accounting method change requests, responses to revenue agents’ reports (federal, state, foreign, municipal or local) and settlement documents, and any schedules attached to any of the foregoing.
“Termination Fee” has the meaning set forth in Section 10.02.
“Third Party” means any Person other than US Airways Indemnified Persons or Delta Indemnified Persons, as applicable.
“Third Party Claim” has the meaning set forth in Section 9.04.
“Third Party Indemnification Claim Notice” has the meaning set forth in Section 9.04.
“Transaction” means the purchase and sale of the Delta Transferred Assets and the purchase and sale of the US Airways Transferred Assets.
“Transfer Taxes” means, collectively, all excise, sales, stamp, use, value added, award, transfer (including real property transfer or gains), documentary, commercial activity, or any other similar taxes, if any (and any interest, additions, or penalties imposed with respect to such taxes), that are payable, imposed, assessed, or determined to be due or arise as a result of the transactions contemplated by this Agreement.

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Confidential Treatment Requested
“Transferred Assets” means the assets of either Party to be transferred pursuant to the terms hereof.
“Transfer Tax Amount A” has the meaning set forth in Section 7.10.
“Transfer Tax Amount B” has the meaning set forth in Section 7.10.
“Underground Storage Tanks” shall meaning those underground storage tanks more fully described on Schedule 1.01-P attached hereto.
“U.S. Bank Credit Agreement” means the Credit Agreement by and among Northwest Airlines, Inc., as borrower, Northwest Airlines Corporation, MCH, Inc., Compass Airlines, Inc., Mesaba Aviation, Inc., NWA Fuel Services Corporation, Northwest Aerospace Training Corporation, NWA Retail Sales Inc. and MLT Inc., as guarantors, the lenders from time to time parties thereto, U.S. Bank National Association, as Lead Arranger, Joint Book Runner and Administrative Agent, and Citigroup Global Markets Inc. and Morgan Stanley Bank, N.A., as Co-Lead Arrangers and Joint Book Runners, together with the applicable Security Documents (as defined therein), each dated as of October 29, 2008.
“US Airways” has the meaning set forth in the Recitals.
“US Airways Bond Escrow Funds” has the meaning set forth in Section 7.18.
“US Airways Brazilian Route Authorities” means the right, license, permit, certificate, frequencies, exemptions or other authorizations issued to US Airways by the DOT pursuant to the Air Services Agreement, whereby US Airways is entitled or permitted to fly seven (7) weekly unrestricted frequencies between the United States of America and Rio de Janeiro, Brazil, as more fully described on Exhibit T attached hereto.
“US Airways Bylaws” means the Amended and Restated Bylaws of US Airways, Inc., as amended.
“US Airways Cap Amount” has the meaning set forth in Section 9.03.
“US Airways Charter” means the Amended and Restated Certificate of Incorporation of US Airways, as amended.
“US Airways Disclosure Schedule” has the meaning set forth in the introductory paragraph of Article V.
“US Airways Environmental Claim” has the meaning set forth in Section 5.15.

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Confidential Treatment Requested
“US Airways Environmental Laws” has the meaning set forth in Section 5.15.
“US Airways Indemnified Persons” has the meaning set forth in Section 9.02.
“US Airways Investigation” has the meaning set forth in Section 7.05.
“US Airways LaGuardia Contracts” means, collectively, the Contracts set forth on Schedule 1.01-R attached hereto and related to the US Airways LaGuardia Properties, including contracts entered into after the date hereof in accordance with Section 7.01 and excluding contracts terminated after the date hereof in accordance with Section 7.01.
“US Airways LaGuardia Facilities License” means that certain License Agreement, dated as of the Closing Date, by and between US Airways and Delta, substantially in the form attached hereto as Exhibit U.
“US Airways LaGuardia Facilities Sublease” means that certain Sublease Agreement, dated as of the Closing Date, by and between US Airways and Delta, substantially in the form attached hereto as Exhibit V.
“US Airways LaGuardia Leases” means the East End Terminal Lease and the Shuttle Terminal Lease.
“US Airways LaGuardia Leased Real Property” shall mean, collectively, East End Terminal Leased Real Property and the Shuttle Terminal Leased Real Property.
“US Airways LaGuardia Parking Permits” means Parking Permit #267 and Parking Permit #561.
“US Airways LaGuardia Permits” means, collectively, the Permits related to operations of US Airways at the US Airways LaGuardia Leased Real Property, as set forth on Schedule 1.01-S attached hereto.
“US Airways LaGuardia Properties” means the East End Terminal, Shuttle Terminal, the Existing GSE Facilities, the property covered by the US Airways LaGuardia Parking Permits, the US Airways LaGuardia Tangible Personal Property, and any other property of US Airways related to any of the foregoing that is a US Airways Transferred Asset.
“US Airways LaGuardia Properties Taxes and Assessments” shall have the meaning set forth in Section 3.07.

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Confidential Treatment Requested
“US Airways LaGuardia Receivables” shall have meaning set forth in Section 3.07.
“US Airways LaGuardia Tangible Personal Property” means the items set forth on Schedule 1.01-T attached hereto.
“US Airways Material Adverse Effect” means any state of facts, change, event, action, omission, loss or damage that individually or in the aggregate, has resulted in or would reasonably be expected to result in (a) a material adverse effect on (i) the condition or the ability to operate or use the US Airways Transferred Assets, in the aggregate or (ii) the amount of Liability associated with the Assumed US Airways Liabilities, in the aggregate; except in (i) or (ii) above, any adverse effect arising out of, resulting from or attributable to (1) changes or conditions generally affecting the airline industry, other than changes or conditions related to regulations and legislation applicable to Slots, (2) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction (including increases in the price of fuel), (3) the execution and delivery of this Agreement or the public announcement or pendency of the transactions contemplated by this Agreement, with respect to the impact thereof on the relationships, contractual or otherwise, of US Airways or any of its Affiliates with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the transactions contemplated by this Agreement, other than any impact with respect to regulations and legislation applicable to Slots, (4) any change, in and of itself, in the market price, credit rating or trading volume of US Airways’ securities, (5) any change in GAAP (or authoritative interpretation thereof) and (6) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement; or (b) an impairment in any material respect on the ability of US Airways to perform its obligations under this Agreement or any Ancillary Document to which it is or will be a party.
“US Airways Parent” has the meaning set forth in the Recitals.
“US Airways Perimeter Event” has the meaning set forth in Section 7.14.
“US Airways Perimeter Event Notice” has the meaning set forth in Section 7.14.
“US Airways Perimeter Slots” means 10 total Slots at LaGuardia with arrival or departure times within the one-half hour periods set forth on Schedule 1.01-M.
“US Airways Port Authority Documents” means, collectively, the Delta LaGuardia Leases, the US Airways LaGuardia Facilities License, and the US Airways LaGuardia Facilities Sublease.

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“US Airways Proportionate Share” has the meaning set forth in Section 7.18.
“US Airways Prorations” has the meaning set forth in Section 3.07.
“US Airways Proration Payment” has the meaning set forth in Section 3.07.
“US Airways Purchase Price” has the meaning set forth in Section 2.05.
“US Airways Reconciliation Notice” has the meaning set forth in Section 3.07.
“US Airways Retained Bond Obligations” shall have the meaning set forth in Section 3.04(d).
“US Airways Required Consents” means those certain consents, approvals and waivers that US Airways is required to secure in connection with the transactions contemplated herein, all as set forth on Schedule 5.04 attached hereto.
“*****” has the meaning set forth in Section 10.01.
“US Airways Transferred Assets” has the meaning set forth in Section 3.01.
Section 1.02 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

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Confidential Treatment Requested
ARTICLE II
Purchase and Sale of the Delta Transferred Assets
Section 2.01 Purchase and Sale of the Delta Transferred Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Delta shall:
(a) sell, convey, assign, transfer and deliver to US Airways and/or its Affiliates, and US Airways shall purchase, assume, acquire and accept transfer and assignment of, the following rights, interests, assets and property, real and personal, tangible and intangible, free and clear of all Liens, other than Permitted Liens (together with the Northwest DCA Slots and the Northwest GSE Facilities Lease, the “Delta Transferred Assets”):
(i) the DCA Slots;
(ii) the Delta Brazilian Route Authorities;
(iii) the Delta Tangible Personal Property;
(iv) the Delta LaGuardia Contracts;
(v) the Delta LaGuardia Permits;
(vi) the Marine Air Terminal Lease;
(vii) the ***** Slots/Frequencies; and
(viii) security deposits referenced in Section 2.07(b)(ii)(A);
(b) cause Northwest to sell, convey, assign, transfer and deliver to US Airways, and US Airways shall purchase, assume, acquire and accept transfer and assignment of, the (i) Northwest DCA Slots and (ii) the Northwest GSE Facilities Lease, in each case free and clear of all Liens other than Permitted Liens.
Section 2.02 Excluded Delta Assets. Notwithstanding anything herein to the contrary, from and after the Closing, Delta shall retain all of its existing right, title and interest in and to, and Delta shall exclude from the sale, conveyance, assignment or transfer to US Airways hereunder, and the Delta Transferred Assets shall not include, Delta’s right, title, interest to, the following assets (collectively, the “Excluded Delta Assets”):

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(a) all rights of Delta under this Agreement, any Ancillary Documents to which Delta is a party, and any claims in respect thereof;
(b) subject to the provisions of Section 7.18 below, all receivables, credits and other claims accruing under the Delta LaGuardia Leases, the Delta LaGuardia Contracts and the Delta LaGuardia Permits prior to the consummation of the Closing;
(c) Tax refunds for any period prior to the Closing Date with respect to any Delta Transferred Asset and related rights and claims;
(d) any insurance claims with respect to any event, claim or loss with respect to any Delta Transferred Assets occurring prior to consummation of the Closing, subject to any obligations of Delta to replace or restore damage or destruction to the Delta Properties pursuant to Section 7.02(c); and
(e) security deposits referenced in Section 2.07(b)(ii)(B).
Section 2.03 Assumed Delta Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, US Airways shall assume only the following liabilities and obligations of Delta (collectively the “Assumed Delta Liabilities”) and no other liabilities or obligations:
(a) the obligations and liabilities of Delta under the Delta LaGuardia Leases, the Delta LaGuardia Contracts and the Delta LaGuardia Permits arising exclusively from, and accruing exclusively with respect to, the period after the consummation of the Closing.
Section 2.04 Excluded Delta Liabilities. Except as expressly provided in Section 2.03, the Assumed Delta Liabilities will not include, US Airways shall not assume or be liable for, and Delta or Northwest, as applicable, shall retain any other liability, obligation or commitment of Delta or Northwest, as applicable (or which may be asserted against or imposed upon US Airways as a successor or transferee of Delta or Northwest, as applicable, or as an acquirer of the Delta Transferred Assets or otherwise as a matter of Law), of any kind or nature, whether or not arising out of or relating to the Delta Transferred Assets, whether direct or indirect, fixed or contingent, known or unknown, due or to become due, and whether or not an action has been initiated with respect to such liabilities, obligations and commitments prior to, on or after the Closing Date (collectively, the “Excluded Delta Liabilities”). Without limiting the generality of the preceding sentence, the Excluded Delta Liabilities shall include:
(a) all Liabilities associated with any of the Delta Transferred Assets, accrued, incurred or arising out of events, any act done or omitted, or any state of

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facts existing on or prior to the Closing Date, whether or not such Liabilities were known as of the date hereof or at the Closing,
(b) all Liabilities based upon, arising under or with respect to the Excluded Delta Assets or the ownership, operation or use of any of the businesses or assets of Delta or any of its Affiliates, prior to the consummation of the Closing;
(c) any Liability based upon, arising under or with respect to the Delta LaGuardia Leases, any Delta LaGuardia Contracts or any Delta LaGuardia Permits that (x) subject to Section 2.06, was not capable of being assigned to US Airways as of the Closing until such time as any such Delta LaGuardia Contract or Delta LaGuardia Permit has effectively been assigned, or the benefits thereof made available, to US Airways, (y) is required by the terms thereof to be discharged on or prior to the consummation of the Closing, or (z) relates to or arises out of a breach or default by Delta prior to the consummation of the Closing (including any event occurring at or prior to the consummation of the Closing that with the lapse of time or the giving of notice, or both, would become a breach or default) under the Delta LaGuardia Leases, any Delta LaGuardia Contract or any Delta LaGuardia Permits;
(d) all indebtedness and other similar obligations of Delta or Northwest, obligations with respect to letters of credit and similar instruments, and other debt and all interest, penalties, fees and other amounts payable with respect thereto;
(e) all Liabilities arising under Environmental Laws and relating to the Delta Transferred Assets prior to the Closing Date or after the Closing Date during the term of the Delta Marine Air Terminal License, including without limitation, any fines, penalties, required capital expenditures or other costs incurred after the Closing to the extent arising out of or related to violations of Environmental Law or the presence of Materials of Environmental Concern, or associated with any condition, or based on any fact or circumstance that occurred or existed on or prior to, and including, the Closing Date or after the Closing Date during the term of the Delta Marine Air Terminal License, whether or not such Liabilities were known on the date hereof or at Closing;
(f) all Liabilities arising out of or relating to any employees or former employees of Delta or any of its Affiliates;
(g) all Liabilities, direct or indirect, fixed or contingent, for Taxes including Liabilities of Delta or any member of any affiliated group or any combined or consolidated group for federal, state or other tax purpose of which Delta is or has been a member, whenever incurred;
(h) except as provided in Section 7.10. any Liability for expenses incurred by Delta in connection with the sale of the Delta Transferred Assets pursuant to this Agreement or other transactions contemplated hereby;

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(i) Liabilities in respect of all litigation matters, arbitration proceedings, and all claims, actions, suits, proceedings or investigations pending or threatened against Delta or any of its Affiliates relating to the Delta Transferred Assets or to any event occurring on or prior to the Closing Date; and
(j) Liabilities arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger) and any other obligation or liability arising out of or relating to events or conditions occurring at or prior to the consummation of the Closing.
Section 2.05 US Airways Purchase Price. On the terms and subject to the conditions set forth herein, in reliance on the representations, warranties, covenants and agreements contained herein and in consideration of the sale, conveyance, assignment, transfer and delivery of the Delta Transferred Assets and Delta’s other obligations set forth herein, at the Closing, in addition to the assumption of the Assumed Delta Liabilities, US Airways shall pay to Delta an amount in cash equal to $***** (the “US Airways Purchase Price”). The cash portion of the US Airways Purchase Price shall be made by wire transfer of immediately available funds in accordance with the written payment instructions furnished by Delta at least one Business Day prior to the Closing.
Section 2.06 Consent of Third Parties. Notwithstanding anything in this Agreement to the contrary, this Agreement will not constitute an agreement to assign any Delta LaGuardia Contract or Delta LaGuardia Permit set forth on Schedule 2.06 or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a Third Party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of US Airways thereunder after the Closing. Delta will use its reasonable best efforts to obtain the consent of any such Third Party for the assignment to US Airways of any such Delta LaGuardia Contract or Delta LaGuardia Permit. If such consent is not obtained prior to the consummation of the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Delta thereunder so that US Airways would not in fact receive all such rights, Delta shall use its reasonable best efforts to provide US Airways the benefits thereunder from and after the Closing Date and US Airways shall pay and perform the corresponding Assumed Delta Liabilities thereunder to the extent US Airways shall have received the benefits thereof. Delta shall pay promptly to US Airways when received all monies received by Delta after the Closing Date under any such Delta LaGuardia Contracts or Delta LaGuardia Permits or any claim or right or any benefit arising thereunder to the extent that US Airways would be entitled thereto pursuant hereto. The provisions of this Section 2.06 shall in no way limit the conditions precedent set forth in Article VIII or the obligation of Delta to seek consents prior to the Closing, and the waiver by US Airways of any such conditions precedent at the Closing shall in no way limit the obligations of Delta contained in this Section 2.06. If and when any such consents shall be obtained, Delta shall promptly assign its rights under the applicable Delta LaGuardia Contract or Delta LaGuardia Permit to US Airways

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without payment of consideration and US Airways shall, without payment of any consideration therefor, assume from and after the date of such assignment the obligations thereunder (but only to the extent that such obligations would have constituted Assumed Delta Liabilities if such assignment had occurred on the Closing Date).
Section 2.07 Delta Credits and Prorations.
(a) Prorations shall be made with respect to the Delta Transferred Assets pursuant to this Section 2.07, with Delta to bear that portion of such charges and expenses to the extent attributable to the Delta Transferred Assets accruing prior to the Closing Date and to the extent the same are Excluded Delta Liabilities, and US Airways to bear that portion of such charges and expenses to the extent attributable to the Delta Transferred Assets accruing on and after the Closing Date and to the extent the same are Assumed Delta Liabilities. The following shall be apportioned with respect to the Delta Transferred Assets as of 12:01 a.m. on the Closing Date as if US Airways was vested with title to such Delta Transferred Assets during the entire Closing Date (collectively, the “Delta Prorations”):
(i) Rents, fees, charges, and other amounts payable under the Delta LaGuardia Leases, the Delta LaGuardia Contracts and the Delta LaGuardia Permits;
(ii) taxes and assessments (including, without limitation, personal property taxes on the Delta Tangible Personal Property) levied against the Delta Transferred Assets (the “Delta Properties Taxes and Assessments”);
(iii) gas, electricity and other utility charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to the Closing Date) or, if unmetered, on the basis of a current bill for each such utility;
(iv) all Rents, fees, charges, and other amounts payable to Delta, if any, pursuant to each of the Delta LaGuardia Contracts (the “Delta Receivables”); and
(v) any maintenance and operating expenses pertaining to the Delta Transferred Assets, or any other items pertaining to the Delta Transferred Assets which are customarily prorated between a purchaser and a seller of similar assets in New York City.
(b) Notwithstanding anything to the contrary in the foregoing subsection, at Closing:

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(i) Delta shall pay to US Airways (or set off against amounts owed by US Airways to Delta pursuant to Section 3.07(b)) an amount in cash equal to the sum that is owed to US Airways as of the Closing Date pursuant to this Section 2.07 (the “Delta Proration Payment”); provided, however, that to the extent the Delta Proration Payment is negative, US Airways shall make such payment to Delta as if it were a US Airways Proration Payment in accordance with Section 3.07(b)(i). To the extent the Delta Proration Payment is not set off against amounts owed by US Airways to Delta pursuant to Section 3.07(b), Delta shall pay the Delta Proration Payment by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways to Delta at least one Business Day prior to the Closing;
(ii) (A) Delta shall deliver to US Airways the amount of any security deposits actually held, or required to be held by, Delta pursuant to any of the Delta LaGuardia Contracts (to the extent such security deposits have not been applied against delinquent rents or otherwise as provided in the applicable Delta LaGuardia Contract) as part of the Delta Proration Payment and (B) subject to the provisions of Section 7.18 below, US Airways shall deliver to Delta the amount of all other security deposits, and shall replace all other deposits, in each case that have been posted by or on behalf of Delta with respect to the Delta Transferred Assets; and
(iii) In the event current bills are not available or amounts subject to proration are not otherwise immediately ascertainable at Closing (including, without limitation, for any Delta Properties Taxes and Assessments), Delta shall (A) estimate such amount based on the most recently ascertainable bill for purposes of calculating the Delta Proration Payment and (B) reconcile such estimate upon receipt of the final and actual bill in accordance with subsection (c) below.
(c) Notwithstanding anything to the contrary in this Section 2.07, within ten (10) days of each of the dates that is one hundred eighty-five (185) days, three hundred sixty-five (365) days, and seven hundred thirty days (730) days after the Closing Date (each, a “Reconciliation Date”), the Parties shall undertake the following with respect to the period between the Closing Date and the first Reconciliation Date thereafter and each Reconciliation Date and the next Reconciliation Date thereafter, as applicable (each, a “Reconciliation Period”):
(i) With respect to any amounts included in the Delta Prorations for which current bills were not available or amounts subject to proration were not otherwise immediately ascertainable as of the

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Closing Date and were therefore estimated for purposes of determining the Delta Proration Payment at Closing, and which amounts have not already been reconciled and finalized on a prior Reconciliation Date, US Airways shall provide a copy of the final bill or the final determination setting out the actual amounts due and reprorate such actual amounts between the Parties as of the Closing Date;
(ii) With respect to any unpaid and delinquent Delta Receivables collected after the Closing Date and received during an applicable Reconciliation Period, (a) if Delta collects any such unpaid or delinquent Delta Receivables which US Airways is entitled to hereunder, Delta shall, within fifteen (15) days after the receipt thereof, deliver to US Airways any such Delta Receivables and include such amounts in the reconciliation calculations for the applicable Reconciliation Period as an amount paid to US Airways, and (b) if US Airways collects any unpaid or delinquent Delta Receivables which Delta is entitled to hereunder, US Airways shall, within fifteen (15) days after the receipt thereof, deliver to Delta any such Delta Receivables and include such amounts in the reconciliation calculations for the applicable Reconciliation Period as an amount paid to Delta. Delta and US Airways agree that all Delta Receivables received by Delta or US Airways after the Closing Date shall be applied first to current Delta Receivables and then to delinquent Delta Receivables, if any, in inverse order of maturity. In the event that there shall be any Delta Receivables which, although relating to a period prior to Closing, do not become due and payable until after Closing (such as year-end common area expense reimbursements, insurance, operating expenses, taxes, and the like), then any such Delta Receivables received by US Airways subsequent to Closing shall, to the extent applicable to a period extending through the Closing Date, be prorated between the Parties as of the Closing Date and US Airways shall include such amounts in the reconciliation calculation as an amount payable to Delta;
(iii) With respect to each Reconciliation Period, US Airways shall promptly remit to Delta any amount that is owed to Delta pursuant to the reconciliations for such Reconciliation Period; provided, however, that if it is determined that Delta owes any amount to US Airways pursuant to such reconciliation, US Airways shall provide notice of such amount to Delta, together with reasonable back-up information and calculations evidencing such amounts, and Delta shall, upon receipt of such notice, promptly remit such amount to US Airways; and
(iv) Notwithstanding anything to the contrary contained herein, with respect to any amounts to be prorated hereunder

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that are customarily calculated based upon total enplaned passengers, number of flights or other activity-based measure, the Parties shall prorate such amounts based upon their respective enplanements, number of flights or other activity-based measure during the period each of the Parties had possession of the applicable facilities, and each Party shall share all necessary information with the other Party, upon reasonable request, for the purposes of making such calculations.
(d) With respect to any unpaid and delinquent Delta Receivables collected after the final Reconciliation Date, (a) if Delta collects any unpaid or delinquent Delta Receivables which US Airways is entitled to hereunder relating to the Closing Date and any period thereafter, Delta shall promptly pay such amounts to US Airways after receipt, and (b) if US Airways collects any unpaid or delinquent Delta Receivables which Delta is entitled to hereunder relating to the period prior to the Closing Date, US Airways shall promptly pay such amounts to Delta after receipt.
(e) To the extent Delta in good faith disagrees with the amount of any demand for, or notice of, proration payments described in Section 2.07 or Section 3.07, within sixty (60) days following receipt of such demand or notice, Delta shall provide written notice to US Airways of such disagreement (a “Delta Reconciliation Notice”), which Delta Reconciliation Notice shall contain specific items of disagreement and reasons therefor, and Delta shall thereafter have the right to audit US Airways’ books and records related to such prorations (within the time periods set forth in this subsection and upon reasonable prior notice). In connection with any resolution of a dispute, US Airways shall use its reasonable best efforts to (i) provide to Delta all information, books and records reasonably requested by Delta in connection with the preparation of such prorations and (ii) make available to Delta and its representatives the appropriate personnel of US Airways involved in the preparation of the prorations or who have information relating to the amounts prorated, during normal business hours and without unreasonable disruption of such personnel’s normal business activities. The failure of Delta to object by written notice within such sixty (60) day period will constitute Delta’s acceptance of the amount of each demand for, or notice of, the proration payments required to be made pursuant to Section 2.07 or Section 3.07 as of such Reconciliation Date; provided that, notwithstanding anything in this Agreement to the contrary, the Parties expressly agree that (A) nothing contained herein shall be construed as a transfer or assignment to US Airways by Delta of Delta’s right, title or interest in and to any asset, payment or amount to the extent such asset, payment or amount does not constitute a Delta Transferred Asset, and (B) nothing contained herein shall be construed as an assumption by US Airways of any Liability to the extent such Liability is not an Assumed Delta Liability. If Delta elects to conduct an audit, such audit shall be diligently pursued and completed within forty-five (45) days of delivery of the applicable Delta Reconciliation Notice and receipt of all information reasonably requested by Delta to conduct such audit in accordance with the terms hereof. If such audit shows a shortfall in the proration payments due and payable to Delta, subject to dispute as set forth below,

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US Airways shall pay to Delta, within ten (10) days after written demand therefore, the amount of such shortfall. If US Airways disputes such audit findings or Delta and US Airways are unable to resolve any disagreement within twenty (20) Business Days of the completion of the audit, the items in dispute shall be resolved by the Independent Accountant. Promptly, but not later than thirty (30) days after its acceptance of appointment hereunder, the Independent Accountant will determine (based solely upon representations of Delta and US Airways and copies of documentation produced by Delta or US Airways pursuant to this Section 2.07, and not otherwise by independent review) only those matters in dispute, and will render a written report as to the disputed matters and the resulting amount of such disputed proration payments, which report shall be conclusive and binding upon the Parties. The fees, expenses and costs of the Independent Accountant shall be borne by the Party against which a decision shall be rendered.
(f) All prorations made under this Section 2.07 shall be based on the number of days Delta owns or leases the applicable Delta Properties in the month or year, as applicable, in which the Closing occurs.
(g) The provisions of this Section 2.07 shall survive Closing until the final Reconciliation Date (except with respect to Section 2.07(d), which shall survive indefinitely and Section 2.07(e) which shall survive to the resolution of any objections made with respect to the final Reconciliation Period), subject to the resolution (or deemed resolution) of any object or dispute with respect to any reconciliations in accordance with the terms of subsection (e) of Section 2.07 and Section 3.07.
ARTICLE III
Purchase and Sale of the US Airways Transferred Assets
Section 3.01 Purchase and Sale of the US Airways Transferred Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, US Airways shall:
(a) sell, convey, assign, transfer and deliver to Delta and/or its Affiliates, and Delta shall purchase, assume, acquire and accept transfer and assignment of, the following rights, interests, assets and property, real and personal, tangible and intangible, free and clear of all Liens other than Permitted Liens (the “US Airways Transferred Assets”):
(i) the LaGuardia Slots;
(ii) the US Airways Brazilian Route Authorities;
(iii) the US Airways LaGuardia Tangible Personal Property;

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(iv) the US Airways LaGuardia Contracts;
(v) the US Airways LaGuardia Parking Permits;
(vi) the US Airways LaGuardia Permits;
(vii) the East End Terminal Lease;
(viii) the Shuttle Terminal Lease;
(ix) the Existing GSE Facilities Permit;
(x) any right, title and interest of US Airways in the Bond Accounts (subject to the rights of US Airways as set forth in Section 7.18); and
(xi) security deposits referenced in Section 3.07(b)(ii)(A).
Section 3.02 Excluded US Airways Assets. Notwithstanding anything herein to the contrary, from and after the Closing, US Airways shall retain all of its existing right, title and interest in and to, and US Airways shall exclude from the sale, conveyance, assignment or transfer to Delta hereunder, and the US Airways Transferred Assets shall not include, US Airways’ right, title, interest to, the following assets (collectively, the “Excluded US Airways Assets”):
(a) all rights of US Airways under this Agreement, any Ancillary Documents to which US Airways is a party, and any claims in respect thereof;
(b) subject to the provisions of Section 7.18 below, all receivables, credits and other claims accruing under the US Airways LaGuardia Leases, the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits prior to consummation of the Closing;
(c) Tax refunds for any period prior to the Closing Date with respect to any US Airways Transferred Asset and related rights and claims;
(d) any insurance claims with respect to any event, claim or loss with respect to any US Airways Transferred Assets occurring prior to consummation of the Closing subject to any obligations of US Airways to replace or restore damage or destruction to the US Airways LaGuardia Properties pursuant to Section 7.01(c);
(e) security deposits referenced in Section 3.07(b)(ii)(B); and
(f) the *****.

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Section 3.03 Assumed US Airways Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Delta shall assume only the following liabilities and obligations of US Airways (collectively the “Assumed US Airways Liabilities”) and no other liabilities or obligations:
(a) the obligations and liabilities of US Airways under the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Contracts, the US Airways LaGuardia Permits, and the US Airways LaGuardia Parking Permits arising exclusively from, and accruing exclusively with respect to, the period after the consummation of the Closing; and
(b) the obligations and liabilities of US Airways under the Assumed Bond Documents arising exclusively from, and accruing exclusively with respect to, the period after the consummation of the Closing other than the US Airways Retained Bond Obligations.
Section 3.04 Excluded US Airways Liabilities. Except as expressly provided in Section 3.03, the Assumed US Airways Liabilities will not include, Delta shall not assume or be liable for, and US Airways shall retain any other liability, obligation or commitment of US Airways (or which may be asserted against or imposed upon Delta as a successor or transferee of US Airways or as an acquirer of the US Airways Transferred Assets or otherwise as a matter of Law) of any kind or nature, whether or not arising out of or relating to the US Airways Transferred Assets, whether direct or indirect, fixed or contingent, known or unknown, due or to become due, and whether or not an action has been initiated with respect to such liabilities, obligations and commitments prior to, on or after the Closing Date (collectively, the “Excluded US Airways Liabilities”). Without limiting the generality of the preceding sentence, the Excluded US Airways Liabilities shall include:
(a) all Liabilities associated with any of the US Airways Transferred Assets, accrued, incurred or arising out of events, any act done or omitted, or any state of facts existing on or prior to the Closing Date, whether or not such Liabilities were known as of the date hereof or at the Closing,
(b) all Liabilities based upon, arising under or with respect to the Excluded US Airways Assets or the ownership, operation or use of any of the businesses or assets of US Airways or any of its Affiliates, prior to the consummation of the Closing;
(c) any Liability based upon, arising under or with respect to the US Airways LaGuardia Leases, any US Airways LaGuardia Contracts, any US Airways LaGuardia Permits or any Assumed Bond Documents that (x) subject to Section 3.06, was not capable of being assigned to Delta as of the Closing until such time as any such US Airways LaGuardia Contract or US Airways LaGuardia Permit has effectively been

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assigned, or the benefits thereof made available, to Delta, (y) is required by the terms thereof to be discharged on or prior to the consummation of the Closing, or (z) relates to or arises out of a breach or default by US Airways prior to the consummation of the Closing (including any event occurring at or prior to the consummation of the Closing that with the lapse of time or the giving of notice, or both, would become a breach or default) under the US Airways LaGuardia Leases, any US Airways LaGuardia Contracts or any US Airways LaGuardia Permits;
(d) notwithstanding anything to the contrary in the Assignment and Assumption Agreement with respect to the Port Authority Documents, (w) any Liability with respect to the Bond Obligations to the extent accruing with respect to the period prior to Closing, (x) any Liability with respect to the Bond Obligations arising out of, whether accruing with respect to the period prior to or after Closing, a Bankruptcy Event involving US Airways or any of its successors or assigns, (y) any Liability arising out of any failure by US Airways to pay any taxes or other amounts, the failure of which results in a lien on the facilities leased pursuant to the East End Terminal Lease that is senior in priority to the liens created in connection with the Bond Obligations, or (z) any Liability related to the Eastern Shuttle Documents (the “US Airways Retained Bond Obligations”);
(e) all indebtedness and other similar obligations of US Airways, obligations with respect to letters of credit and similar instruments, and other debt and all interest, penalties, fees and other amounts payable with respect thereto;
(f) all Liabilities arising under Environmental Laws and relating to the US Airways Transferred Assets prior to the Closing Date or after the Closing Date during the term of the US Airways LaGuardia Facilities License, including without limitation, any fines, penalties, required capital expenditures or other costs incurred after the Closing to the extent arising out of or related to violations of Environmental Law or the presence of Materials of Environmental Concern, or associated with any condition, or based on any fact or circumstance that occurred or existed on or prior to, and including, the Closing Date or after the Closing Date during the term of the US Airways LaGuardia Facilities License, whether or not such Liabilities were known on the date hereof or at Closing, including without limitation any and all Liability related to the *****;
(g) all Liabilities arising out of or relating to any employees or former employees of US Airways or any of its Affiliates;
(h) all Liabilities, direct or indirect, fixed or contingent, for Taxes including Liabilities of US Airways or any member of any affiliated group or any combined or consolidated group for federal, state or other tax purpose of which US Airways is or has been a member, whenever incurred;

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(i) except as provided in Section 7.10. any Liability for expenses incurred by US Airways in connection with the sale of the US Airways Transferred Assets pursuant to this Agreement or other transactions contemplated hereby;
(j) Liabilities in respect of all litigation matters, arbitration proceedings, and all claims, actions, suits, proceedings or investigations pending or threatened against US Airways or any of its Affiliates relating to the US Airways Transferred Assets or to any event occurring on or prior to the Closing Date; and
(k) Liabilities arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger) and any other obligation or liability arising out of or relating to events or conditions occurring at or prior to the consummation of the Closing.
Section 3.05 Delta Purchase Price. On the terms and subject to the conditions set forth herein, in reliance on the representations, warranties, covenants and agreements contained herein and in consideration of the sale, conveyance, assignment, transfer and delivery of the US Airways Transferred Assets and US Airways’ other obligations set forth herein, at the Closing, in addition to the assumption of the Assumed US Airways Liabilities, Delta shall pay to US Airways an amount in cash equal to $***** (the “Delta Purchase Price”). The cash portion of the Delta Purchase Price shall be made by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways at least one Business Day prior to the Closing.
Section 3.06 Consent of Third Parties. Notwithstanding anything in this Agreement to the contrary, this Agreement will not constitute an agreement to assign any US Airways LaGuardia Contract or US Airways LaGuardia Permit set forth on Schedule 3.06 or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a Third Party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Delta thereunder after the Closing. US Airways will use its reasonable best efforts to obtain the consent of any such Third Party for the assignment to Delta of any such US Airways LaGuardia Contract or US Airways LaGuardia Permit. If such consent is not obtained prior to the consummation of the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of US Airways thereunder so that Delta would not in fact receive all such rights, US Airways shall use its reasonable best efforts to provide Delta the benefits thereunder from and after the Closing Date and Delta shall pay and perform the corresponding Assumed US Airways Liabilities thereunder to the extent Delta shall have received the benefits thereof. US Airways shall pay promptly to Delta when received all monies received by US Airways after the Closing Date under any such US Airways LaGuardia Contracts or US Airways LaGuardia Permits or any claim or right or any benefit arising thereunder to the extent that Delta would be entitled thereto pursuant hereto. The provisions of this Section 3.06

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shall in no way limit the conditions precedent set forth in Article VIII or the obligation of US Airways to seek consents prior to the Closing, and the waiver by Delta of any such conditions precedent at the Closing shall in no way limit the obligations of US Airways contained in this Section 3.06. If and when any such consents shall be obtained, US Airways shall promptly assign its rights under the applicable US Airways LaGuardia Contract or US Airways LaGuardia Permit to Delta without payment of consideration and Delta shall, without payment of any consideration therefor, assume from and after the date of such assignment the obligations thereunder (but only to the extent that such obligations would have constituted Assumed US Airways Liabilities if such assignment had occurred on the Closing Date).
Section 3.07 US Airways Credits and Prorations.
(a) Prorations shall be made with respect to the US Airways Transferred Assets pursuant to this Section 3.07, with US Airways to bear that portion of such charges and expenses to the extent attributable to the US Airways Transferred Assets accruing prior to the Closing Date and to the extent the same are Excluded US Airways Liabilities, and Delta to bear that portion of such charges and expenses to the extent attributable to the US Airways Transferred Assets accruing on and after the Closing Date and to the extent the same are Assumed US Airways Liabilities. The following shall be apportioned with respect to the US Airways Transferred Assets as of 12:01 a.m. on the Closing Date as if Delta was vested with title to such US Airways Transferred Assets during the entire Closing Date (the “US Airways Prorations”):
(i) Rents, fees, charges, and other amounts payable under the US Airways LaGuardia Leases, the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits;
(ii) taxes and assessments (including, without limitation, personal property taxes on the US Airways Tangible Personal Property) levied against the US Airways Transferred Assets (the “US Airways LaGuardia Properties Taxes and Assessments”);
(iii) gas, electricity and other utility charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to the Closing Date) or, if unmetered, on the basis of a current bill for each such utility;
(iv) all Rents, fees, charges, and other amounts payable to US Airways, if any, pursuant to each of the US Airways Contracts (the “US Airways LaGuardia Receivables”); and

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(v) any maintenance and operating expenses pertaining to the US Airways Transferred Assets, or any other items pertaining to the US Airways Transferred Assets which are customarily prorated between a purchaser and a seller of similar assets in New York City.
(b) Notwithstanding anything to the contrary in the foregoing subsection, at Closing:
(i) US Airways shall pay to Delta (or set off against amounts owed by Delta pursuant to Section 2.07(b)) an amount in cash equal to the sum that is owed to Delta as of the Closing Date pursuant to this Section 3.07 (the “US Airways Proration Payment”); provided, however, that to the extent the US Airways Proration Payment is negative, Delta shall make such payment to US Airways as if it were a Delta Proration Payment in accordance with Section 2.07(b)(i). To the extent the US Airways Proration Payment is not set off against amounts owed by Delta to US Airways pursuant to Section 2.07(b), US Airways shall pay the US Airways Proration Payment by wire transfer of immediately available funds in accordance with the written payment instructions furnished by Delta to US Airways at least one Business Day prior to the Closing;
(ii) (A) US Airways shall deliver to Delta the amount of any security deposits actually held, or required to be held by US Airways pursuant to any of the US Airways LaGuardia Contracts (to the extent such security deposits have not been applied against delinquent rents or otherwise as provided in the applicable US Airways LaGuardia Contract) as part of the US Airways Proration Payment and (B) subject to the provisions of Section 7.18 below, Delta shall deliver to US Airways the amount of all cash deposits and cash, and shall replace all other deposits, in each case that have been posted by or on behalf of US Airways with respect to the US Airways Transferred Assets; and
(iii) In the event current bills are not available or amounts subject to proration are not otherwise immediately ascertainable at Closing (including, without limitation, any US Airways Properties Taxes and Assessments), US Airways shall (A) estimate such amount based on the most recently ascertainable bill for purposes of calculating the US Airways Proration Payment and (B) reconcile such estimate upon receipt of the final and actual bill in accordance with subsection (c) below.

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(c) Notwithstanding anything to the contrary in this Section 3.07, within ten (10) days of each Reconciliation Date, the Parties shall undertake the following with respect to each Reconciliation Period:
(i) With respect to any amounts included in the US Airways Prorations for which current bills were not available or amounts subject to proration were not otherwise immediately ascertainable as of the Closing Date and were therefore estimated for purposes of determining the US Airways Proration Payment at Closing, and which amounts have not already been reconciled and finalized on a prior Reconciliation Date, Delta shall provide a copy of the final bill or the final determination setting out the actual amounts due and reprorate such actual amounts between the Parties as of the Closing Date;
(ii) With respect to any unpaid and delinquent US Airways LaGuardia Receivables collected after the Closing Date and received during an applicable Reconciliation Period, (a) if US Airways collects any such unpaid or delinquent US Airways LaGuardia Receivables which Delta is entitled to hereunder, US Airways shall, within fifteen (15) days after the receipt thereof, deliver to Delta any such US Airways Receivables and include such amounts in the reconciliation calculations for the applicable Reconciliation Period as an amount paid to Delta, and (b) if Delta collects any unpaid or delinquent US Airways LaGuardia Receivables which US Airways is entitled to hereunder, Delta shall, within fifteen (15) days after the receipt thereof, deliver to US Airways and such US Airways Receivables and include such amounts in the reconciliation calculations for the applicable Reconciliation Period as an amount paid to US Airways. US Airways and Delta agree that all US Airways LaGuardia Receivables received by US Airways or Delta after the Closing Date shall be applied first to current US Airways LaGuardia Receivables and then to delinquent US Airways LaGuardia Receivables, if any, in inverse order of maturity. In the event that there shall be any US Airways LaGuardia Receivables which, although relating to a period prior to Closing, do not become due and payable until after Closing (such as year-end common area expense reimbursements, insurance, operating expenses, taxes, and the like), then any such US Airways LaGuardia Receivables received by Delta subsequent to Closing shall, to the extent applicable to a period extending through the Closing Date, be prorated between the Parties as of the Closing Date and Delta shall include such amounts in the reconciliation calculation as an amount payable to US Airways;
(iii) With respect to each Reconciliation Period, Delta shall promptly remit to US Airways any amount that is owed to US

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Airways pursuant to the reconciliations for such Reconciliation Period; provided, however, that if it is determined that US Airways owes any amount to Delta pursuant to such reconciliation, Delta shall provide notice of such amount to US Airways, together with reasonable back-up information and calculations evidencing such amounts, and US Airways shall, upon receipt of such notice, promptly remit such amount to Delta; and
(iv) Notwithstanding anything to the contrary contained herein, with respect to any amounts to be prorated hereunder that are customarily calculated based upon total enplaned passengers, number of flights or other activity-based measure, the Parties shall prorate such amounts based upon their respective enplanements, number of flights or other activity-based measure, during the period each Party had possession of the applicable facilities, and each Party shall share all necessary information with the other Party, upon reasonable request, for the purposes of making such calculations.
(d) With respect to any unpaid and delinquent US Airways Receivables collected after the final Reconciliation Date, (a) if US Airways collects any unpaid or delinquent US Airways Receivables which Delta is entitled to hereunder relating to the Closing Date and any period thereafter, US Airways shall promptly pay such amounts to Delta after receipt, and (b) if Delta collects any unpaid or delinquent US Airways Receivables which US Airways is entitled to hereunder relating to the period prior to the Closing Date, Delta shall promptly pay such amounts to US Airways after receipt.
(e) To the extent US Airways in good faith disagrees with the amount of any demand for, or notice of, proration payments described in Section 2.07 or Section 3.07, within sixty (60) days following receipt of such demand or notice, US Airways shall provide written notice to Delta of such disagreement (a “US Airways Reconciliation Notice”), which US Airways Reconciliation Notice shall contain specific items of disagreement and reasons therefor, and US Airways shall thereafter have the right to audit Delta’s books and records related to such prorations (within the time periods set forth in this subsection and upon reasonable prior notice). In connection with any resolution of a dispute, Delta shall use its reasonable best efforts to (i) provide to US Airways all information, books and records reasonably requested by US Airways in connection with the preparation of such prorations and (ii) make available to US Airways and its representatives the appropriate personnel of Delta involved in the preparation of the prorations or who have information relating to the amounts prorated, during normal business hours and without unreasonable disruption of such personnel’s normal business activities. The failure of US Airways to object by written notice within such sixty (60) day period will constitute US Airways’ acceptance of the amount of each demand for, or notice of, the proration payments required to be made pursuant to Section 2.07 or Section

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3.07 as of such Reconciliation Date; provided that, notwithstanding anything in this Agreement to the contrary, the Parties expressly agree that (A) nothing contained herein shall be construed as a transfer or assignment to Delta by US Airways of US Airways’ right, title or interest in and to any asset, payment or amount to the extent such asset, payment or amount does not constitute a US Airways Transferred Asset, and (B) nothing contained herein shall be construed as an assumption by Delta of any Liability to the extent such Liability is not an Assumed US Airways Liability. If US Airways elects to conduct an audit, such audit shall be diligently pursued and completed within forty-five (45) days of delivery of the applicable US Airways Reconciliation Notice and receipt of all information reasonably requested by Delta to conduct such audit in accordance with the terms hereof. If such audit shows a shortfall in the proration payments due and payable to US Airways, subject to dispute as set forth below, Delta shall pay to US Airways, within ten (10) days after written demand therefore, the amount of such shortfall. If Delta disputes such audit findings or US Airways and Delta are unable to resolve any disagreement within 20 Business Days of the completion of the audit, the items in dispute shall be resolved by the Independent Accountant. Promptly, but not later than thirty (30) days after its acceptance of appointment hereunder, the Independent Accountant will determine (based solely upon representations of Delta and US Airways and copies of documentation produced by Delta or US Airways pursuant to this Section 3.07, and not otherwise by independent review) only those matters in dispute, and will render a written report as to the disputed matters and the resulting amount of such disputed proration payments, which report shall be conclusive and binding upon the Parties. The fees, expenses and costs of the Independent Accountant shall be borne by the Party against which a decision shall be rendered.
(f) All prorations made under this Section 3.07 shall be based on the number of days US Airways owns or leases the applicable US Airways LaGuardia Property in the month or year, as applicable, in which the Closing occurs.
(g) The provisions of this Section 3.07 shall survive Closing until the final Reconciliation Date (except with respect to Section 3.07(d), which shall survive indefinitely and Section 3.07(e) which shall survive to the resolution of any objections made with respect to the final Reconciliation Period), subject to the resolution (or deemed resolution) of any object or dispute with respect to any reconciliations in accordance with the terms of subsection (e) of Section 2.07 and Section 3.07.

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ARTICLE IV
Closing
Section 4.01 Closing. The consummation of the purchase, assignment and transfer of all right, title and interest in and to the Transferred Assets contemplated hereby (the “Closing”), shall take place on the fifth Business Day after all the conditions set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or on such other date as US Airways and Delta may agree in writing. The Closing shall be held no later than 10:00 a.m., Chicago time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chicago, Illinois, 60606, or such other time or place as US Airways and Delta may agree in writing (the date on which the Closing takes place being the “Closing Date”).
Section 4.02 Deliveries by Delta. Delta shall deliver to US Airways the items described in this Section 4.02:
(a) Deliveries by Delta with respect to the sale of the Delta Transferred Assets:
(i) a duly executed counterpart of each of the Assignment and Assumption Agreements assigning from Delta to US Airways the Delta LaGuardia Leases;
(ii) a duly executed counterpart of the Assignment and Assumption Agreement assigning from Delta to US Airways each of the Delta LaGuardia Contracts and the Delta LaGuardia Permits,
(iii) a duly executed Bill of Sale by Delta to US Airways with respect to the Delta Tangible Personal Property;
(iv) the Related Real Estate Documents of Delta applicable to the Delta Transferred Assets;
(v) a copy of each of the Delta Required Consents (duly executed by Delta, if applicable);
(vi) instruments of conveyance or consents to assignment for the transfer of the DCA Slots, in form and substance reasonably satisfactory to US Airways, duly executed by Delta;

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(vii) instruments of conveyance or consents to assignment for the transfer of the ***** Slots/Frequencies, in form and substance reasonably satisfactory to US Airways, duly executed by Delta;
(viii) instruments of conveyance or consents to assignment for the transfer of the Delta Brazilian Route Authorities, in form and substance reasonably satisfactory to US Airways, duly executed by Delta;
(ix) release of security interests in any Delta Transferred Assets by Delta’s or Northwest’s lenders and applicable UCC termination statements, in each case, in form and substance reasonably satisfactory to US Airways;
(x) the certification referred to in Section 6.16(a); and
(xi) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by US Airways in connection herewith.
(b) Deliveries by Delta with respect to the purchase of the US Airways Transferred Assets:
(i) a duly executed counterpart of each of the Assignment and Assumption Agreements assigning from US Airways to Delta the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits and the Port Approval Bond Documents;
(ii) a duly executed counterpart of the Assignment and Assumption Agreement(s) with respect to any Assumed Bond Documents that are not Port Approval Bond Documents;
(iii) a duly executed counterpart of the Assignment and Assumption Agreement assigning from US Airways to Delta each of the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits;
(iv) a duly executed notice and acknowledgement to be delivered pursuant to Section 7.18; and
(v) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by US Airways in connection herewith.

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(c) Deliveries by Delta with respect to post-Closing agreements:
(i) a duly executed counterpart of the Delta Marine Air Terminal License;
(ii) a duly executed counterpart of the US Airways LaGuardia Facilities License;
(iii) a duly executed counterpart of the US Airways LaGuardia Facilities Sublease;
(iv) a duly executed counterpart of the DCA Slot Lease;
(v) a duly executed counterpart of the LaGuardia Slot Lease; and
(vi) a duly executed counterpart of the ***** Slot Lease.
Section 4.03 Deliveries by US Airways. US Airways shall deliver to Delta the items described in this Section 4.03:
(a) Deliveries by US Airways with respect to the sale of the US Airways Transferred Assets:
(i) a duly executed counterpart of each of the Assignment and Assumption Agreements assigning from US Airways to Delta the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits and the Port Approval Bond Documents;
(ii) a duly executed counterpart of the Assignment and Assumption Agreement(s) with respect to any Assumed Bond Documents that are not Port Approval Bond Documents;
(iii) a duly executed counterpart of the Assignment and Assumption Agreement assigning from Delta to US Airways each of the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits;
(iv) a duly executed Bill of Sale by US Airways to Delta with respect to the US Airways LaGuardia Tangible Personal Property;

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(v) the Related Real Estate Documents of US Airways applicable to the US Airways Transferred Assets;
(vi) a copy of each of the US Airways Required Consents (duly executed by US Airways, if applicable);
(vii) instruments of conveyance or consents to assignment for the transfer of the LaGuardia Slots, in form and substance reasonably satisfactory to Delta, duly executed by US Airways;
(viii) instruments of conveyance or consents to assignment for the transfer of the US Airways Brazilian Route Authorities, in form and substance reasonably satisfactory to Delta, duly executed by US Airways;
(ix) release of security interest in any US Airways Transferred Assets by US Airways’ lenders and applicable UCC-3 termination statements, in each case, in form and substance reasonably satisfactory to Delta;
(x) the certification referred to in Section 5.16(a);
(xi) a duly executed notice and acknowledgement to be delivered pursuant to Section 7.18; and
(xii) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by Delta in connection herewith.
(b) Deliveries by US Airways with respect to the purchase of the Delta Transferred Assets:
(i) a duly executed counterpart of each of the Assignment and Assumption Agreements assigning from Delta to US Airways the Delta LaGuardia Leases;
(ii) a duly executed counterpart of the Assignment and Assumption Agreements assigning from Delta to US Airways each of the Delta LaGuardia Contracts and the Delta LaGuardia Permits; and
(iii) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by US Airways in connection herewith.

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(c) Deliveries by US Airways with respect to post-Closing agreements:
(i) a duly executed counterpart of the Delta Marine Air Terminal License;
(ii) a duly executed counterpart of the US Airways LaGuardia Facilities License;
(iii) a duly executed counterpart of the US Airways LaGuardia Facilities Sublease;
(iv) a duly executed counterpart of the DCA Slot Lease;
(v) a duly executed counterpart of the LaGuardia Slot Lease; and
(vi) a duly executed counterpart of the ***** Slot Lease.
Section 4.04 Contemporaneous Effectiveness. All acts and deliveries prescribed by this Article IV and the payment of the US Airways Purchase Price and the Delta Purchase Price, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.
ARTICLE V
Representations and Warranties of US Airways
US Airways represents and warrants to Delta that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date (except to the extent expressly relating to a specific date, in which event it shall be true and correct as of the such date), except as set forth in the disclosure schedule delivered by US Airways to Delta at or before the execution and delivery by US Airways of this Agreement (the “US Airways Disclosure Schedule”), which US Airways Disclosure Schedule refers to the specific section of the representations and warranties that is qualified by such disclosure and qualifies such other section or subsection of the US Airways Disclosure Schedule to which the relevance of such item is readily apparent on the face of such disclosure.
Section 5.01 Organization, Standing and Power. US Airways is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite corporate or other organizational power and authority

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to own, lease or otherwise hold the US Airways Transferred Assets and operate such assets as presently operated. US Airways is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 5.01, which are the only jurisdictions where US Airways’ ownership or use of the US Airways Transferred Assets requires it to be so qualified or licensed, with such exceptions as do not and would not reasonably be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect.
Section 5.02 Authority; Execution and Delivery; Enforceability. US Airways has all requisite corporate power and authority to execute and deliver this Agreement and all agreements and instruments that are contemplated hereby (the “Ancillary Documents”) to be executed by US Airways, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance by US Airways of this Agreement and each of the Ancillary Documents to be executed by US Airways has been duly authorized by all necessary action on the part of US Airways, and no other corporate action on the part of US Airways or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents to be executed by US Airways or the consummation by US Airways of the transactions contemplated hereby or thereby. This Agreement has been, and the Ancillary Documents to be executed by US Airways will, at the Closing, have been, duly executed and delivered by US Airways, and, assuming the due authorization, execution and delivery by the other Parties, constitutes (or will constitute at the Closing, as applicable) the legal, valid and binding obligations of US Airways enforceable against it in accordance with their respective terms.
Section 5.03 No Conflicts. Except as set forth on Schedule 5.03, the execution and delivery by US Airways of this Agreement and the Ancillary Documents to be executed by US Airways do not, and the performance by it of its obligations hereunder and thereunder and the consummation by US Airways of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to a right of termination, cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the US Airways Transferred Assets or give any others any interests or rights therein, under any provision of (i) the US Airways Charter or the US Airways Bylaws, (ii) any Contract or Permit to which US Airways is a party or by which any of the US Airways Transferred Assets is bound or (iii) subject to making the government filings and obtaining the consents and approvals referred to in Section 5.04, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to US Airways or any of the US Airways Transferred Assets or by which US Airways or any of the US Airways Transferred Assets is or may be bound other than in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights, losses, Liens, restrictions or failure to obtain consents, waivers or approvals which do not, and would

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not be reasonably expected, individually or in the aggregate, to have a US Airways Material Adverse Effect.
Section 5.04 Consents. Except as set forth on Schedule 5.04, the execution, delivery and performance by US Airways of the Agreement and the Ancillary Documents to be executed by US Airways do not, and the consummation by US Airways of the transactions contemplated hereby and thereby do not and will not, require any consent, approval, license, permit, order, qualification, waiver or authorization of, or registration with or other action by, or any filing with or notification to, any Governmental Authority (each, a “Governmental Approval”) to be obtained or made by US Airways or its Affiliates (the “US Airways Required Consents”).
Section 5.05 Litigation. Except as set forth on Schedule 5.05(a), there is no Action pending or, to US Airways’ Knowledge, threatened (a) as of the date of this Agreement, seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, (b) as of the date of this Agreement, seeking to prohibit or limit the ownership or operation by US Airways of the US Airways Transferred Assets or any portion thereof, or (c) which otherwise has or reasonably would be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect. Except for applicable DOT and FAA statutes and 14 CFR §93 and as set forth on Schedule 5.05(b), there are no judgments, orders or decrees of any arbitrator or any other Governmental Authority binding on US Airways that relate to the US Airways Transferred Assets or otherwise affect the US Airways Transferred Assets.
Section 5.06 Compliance with Applicable Laws. Except as set forth on Schedule 5.06, the use and operation by US Airways of the US Airways Transferred Assets and the conduct of its business as it relates to the US Airways Transferred Assets comply with all Laws, including without limitation all applicable operating certificates and authorities, and all other rules, regulations, directives and policies (which for the purposes of this Section 5.06 would not include any terms and conditions of any US Airways LaGuardia Leases, the Existing GSE Facilities Permit, or US Airways LaGuardia Parking Permits) of the FAA, DOT, the MWAA, the Port and all other Governmental Authorities having jurisdiction over the US Airways Transferred Assets except for such non-compliance as do not and would not reasonably be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect.
Section 5.07 Undisclosed Liabilities. Except for obligations arising after the consummation of the Closing under Assumed US Airways Contracts and as set forth on Schedule 5.07, US Airways does not have any obligations, liabilities or commitments of any nature (whether direct or indirect, fixed or contingent, known or unknown, due or to become due, accrued or otherwise, and whether or not determined or determinable), and to the Knowledge of US Airways, there is no existing condition, situation or set of circumstances which would be expected to result in such an obligation,

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liability or commitment that, in any such case, would constitute an Assumed US Airways Liability.
Section 5.08 Title to Assets. Except as set forth on Schedule 5.08, US Airways has good and valid title to, or holds by valid and existing leases or licenses for, all of the US Airways Transferred Assets (excluding the US Airways LaGuardia Leases, the Existing GSE Facilities Permit and the US Airways LaGuardia Parking Permits, which are addressed in Section 5.13), free and clear of all Liens other than Permitted Liens. Neither US Airways nor any of its Affiliates has signed any financing statement under the UCC or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of the US Airways Transferred Assets (excluding the real property assets which are addressed in Section 5.13) except with respect to Liens that will be released at or prior to Closing. At the Closing, US Airways will convey to Delta good and valid title to all of the US Airways Transferred Assets (excluding the US Airways LaGuardia Leases which are addressed in Section 5.13), free and clear of all Liens other than Permitted Liens.
Section 5.09 Condition of Assets. Except as set forth on Schedule 5.09, all equipment included in the US Airways Transferred Assets is in operating condition (taking into account the age of such assets), ordinary wear and tear excepted.
Section 5.10 Assumed US Airways Contracts. Schedule 5.10 lists each Assumed US Airways Contract in effect on the date hereof. Each Assumed US Airways Contract (excluding for purposes of this sentence only the US Airways LaGuardia Leases, Existing GSE Facilities Permit, and US Airways LaGuardia Parking Permits which are addressed in Section 5.13) is a legal, valid and binding obligation of US Airways and, to the Knowledge of US Airways, each other party to such Assumed US Airways Contract. Each Assumed US Airways Contract is enforceable against US Airways and, to the Knowledge of US Airways, each other party to such Assumed US Airways Contract in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law)). Except as set forth on Schedule 5.10, none of US Airways or, to the Knowledge of US Airways, any other party to an Assumed US Airways Contract, is in breach of, or default under, any Assumed US Airways Contract, US Airways has not waived in writing any right under any Assumed US Airways Contract, there are no unresolved material disputes under any of the Assumed US Airways Contracts, and, to the Knowledge of US Airways, there does not exist any event, condition or omission, whether after notice or lapse of time or both, that would constitute a material breach or material violation of, or material default by, US Airways or, to the Knowledge of US Airways, any other party under, any Assumed US Airways Contract. US Airways has not given to or received from any other Person, at

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any time since January 1, 2008, any written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assumed US Airways Contracts. Copies of all written, and a description of all oral, Assumed US Airways Contracts, together with all modifications, amendments and supplements thereto, have been provided to Delta prior to the date of this Agreement.
Section 5.11 Slots. Schedule 5.11 sets forth a true, correct and complete list of the LaGuardia Slots, including identification of all such LaGuardia Slots. US Airways is in compliance in all material respects with the requirements of the regulations and orders issued by FAA and DOT and any other Laws and requirements with respect to such LaGuardia Slots. Other than Order 2006-25755-82, as of the date hereof, US Airways has not received, within the last three (3) years, any notice, and has no Knowledge, of any proposed withdrawal of, or contemplated restriction with respect to any of the LaGuardia Slots by the FAA, the DOT or any other Governmental Authority. The LaGuardia Slots have not been designated for the provision of essential air services in accordance with the regulations issued under the Federal Aviation Act, were not acquired pursuant to 14 C.F.R. § 93.219 and have not been designated for international operations, as more fully detailed in 14 C.F.R. § 93.217. During the period two months prior to the date hereof and the Closing Date, US Airways has used or caused the use of each LaGuardia Slot in compliance with FAA’s Order, Operating Limitations at New York LaGuardia Airport, Docket No. FAA 2006-25755-82 dated December 13, 2006, published in the Federal Register at 71 Fed. Reg. 77854 (Dec. 27, 2006)), as such order may be amended or re-codified from time to time, as may have been required to protect such LaGuardia Slot’s authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority. All reports required by the FAA or any Governmental Authority relating to the LaGuardia Slots during the past three years have been filed in a timely manner.
Section 5.12 Insurance. US Airways has in place insurance policies with respect to the US Airways Transferred Assets, in amounts and types that are customary in the industry for similar assets, and all such policies are in full force and effect.
Section 5.13 Real Property.
(a) Except as set forth on Schedule 5.13(a), US Airways has a legal, valid, and binding leasehold interest in each of the US Airways LaGuardia Leases and a legal, valid and binding interest in the Existing GSE Facilities Permit and each of the US Airways LaGuardia Parking Permits, in each case free and clear of all Liens, except Permitted Liens.
(b) There are no pending, or to the Knowledge of US Airways, threatened, appropriation, condemnation, eminent domain or like proceedings relating to the US Airways LaGuardia Leased Real Property.

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(c) There are no outstanding options, rights of first offer or refusal, rights of termination, or other pre-emptive rights or purchase rights with respect to the interest of US Airways in all or any portion of the US Airways LaGuardia Leased Real Property, except as may be set forth in the applicable US Airways LaGuardia Lease, Existing GSE Facilities Permit, or US Airways LaGuardia Parking Permit or in connection with the Bonds and/or any of the Bond Documents. The Port Authority has not delivered any written or oral notice to US Airways pursuant to which it has exercised any option to purchase, terminate, or reduce US Airways’ interest in all or any portion of the US Airways LaGuardia Leases, Existing GSE Facilities Permit, US Airways LaGuardia Parking Permits, and/or any portions of the US Airways LaGuardia Leased Real Property.
(d) US Airways has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or with respect to the US Airways LaGuardia Leased Real Property or any part or component thereof that would materially and adversely affect the insurability of such property or cause any material increase in the premiums for insurance for such property that have not been cured or repaired.
(e) Except as set forth on Schedule 5.13(e) and for contracts entered into after the date hereof in accordance with Section 7.01, US Airways does not lease, sublease, license or otherwise permit the occupancy of any portion of the US Airways LaGuardia Leased Real Property to or by any other Person and there is no Person in possession of the US Airways LaGuardia Leased Real Property without any such permission.
Section 5.14 Bonds.
(a) Schedule 5.14(a) sets forth the remaining debt service payments with respect to the outstanding Bonds as of the date hereof, including the amount of and date on which principal and interest payments are payable, as well as a listing of the balance as of August 4, 2009 of each of the Bond Accounts. All right, title and interest of US Airways with respect to the Bond Accounts is assignable in connection with the assignment of the Assumed Bond Documents. The Eastern Shuttle Documents are no longer of any force or effect nor have any effect on the transactions contemplated by this Agreement.
(b) Schedule 5.14(b) sets forth a list of all of the property which is pledged to the Port Authority as of the date hereof pursuant to the Personal Property Security Interest.
Section 5.15 Environmental Matters.

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(a) Except as set forth on Schedule 5.15, the use and operation of the US Airways Transferred Assets is and has been during the last four years in full compliance with all applicable US Airways Environmental Laws, and consistent with Delta’s ability to own, use or operate the US Airways Transferred Assets in substantially the same manner as the US Airways Transferred Assets are presently owned, used or operated by US Airways. Except as set forth on Schedule 5.15(a)-1 or has been fully resolved in writing, US Airways has not received any written communication from any Person that alleges that US Airways is not in such full compliance, and, to US Airways’ Knowledge, there are no circumstances (other than changes in existing, or future requirements of, Environmental Laws) that could reasonably be expected to prevent or interfere with such full compliance in the future. Schedule 5.15(a)-2 sets forth a true, correct and complete list of all orders, decrees or other agreements relating to the US Airways Transferred Assets issued pursuant to or entered into under any US Airways Environmental Law.
(b) Except as set forth on Schedule 5.15(b), there is no US Airways Environmental Claim relating to the ownership or use of the US Airways Transferred Assets pending or to US Airways’ Knowledge, threatened against US Airways or against any Person whose liability for such US Airways Environmental Claim US Airways has retained or assumed either contractually or by operation of law.
(c) Except as set forth on Schedule 5.15(c), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern relating to the ownership or use of the US Airways Transferred Assets that could be reasonably expected to give rise to a US Airways Environmental Claim against or involving the US Airways Transferred Assets, US Airways or any Person whose liability for such US Airways Environmental Claim US Airways has retained or assumed either contractually or by operation of law.
(d) Without in any way limiting the generality of the foregoing, to US Airways’ Knowledge, (i) all onsite locations where any US Airways or its Affiliates or any other occupant has stored, disposed or arranged for the disposal of Materials of Environmental Concern from 2005 to the Closing Date relating to the US Airways Transferred Assets are identified on Schedule 5.15(d), (ii) all underground storage tanks, and the capacity and contents of such tanks, included in the US Airways Transferred Assets (if any) are identified on Schedule 5.15(d), (iii) except as set forth on Schedule 5.15(d), there is no damaged and friable asbestos or lead-based paint coatings in poor condition contained in or forming part of the US Airways LaGuardia Leased Real Property and (iv) except as set forth on Schedule 5.15(d), no polychlorinated biphenyls (PCB’s) are used at the US Airways LaGuardia Leased Real Property in violation of US Airways Environmental Laws.

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(e) US Airways has delivered or otherwise made available for inspection to Delta true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by US Airways or its Affiliates pertaining to Materials of Environmental Concern in, on, beneath or adjacent to the US Airways Transferred Assets or any other site where the Materials of Environmental Concern generated at or by the US Airways Transferred Assets were released or disposed of, or regarding the US Airways Transferred Assets’ compliance with applicable US Airways Environmental Laws.
(f) For purposes of this Agreement but only as it relates to the US Airways Transferred Assets, the following terms shall have the following meanings:
(1) “US Airways Environmental Claim” means any written notice by any Governmental Authority or Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) (A) which has or reasonably would be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect, and (B) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by US Airways or (y) any violation, or alleged violation, of any US Airways Environmental Law.
(2) “US Airways Environmental Laws” means all Laws applicable to the respective US Airways Transferred Assets or the Assumed US Airways Liabilities and relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.
Section 5.16 Taxes.
(a) US Airways is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder, and US Airways will provide certification to that effect to Delta at the Closing.
(b) There are no Actions now pending, nor, to the Knowledge of US Airways are there any Actions or claims pending or proposed against US Airways, nor are there any pending audits, investigations or examinations by the IRS or other

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Governmental Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that would reasonably be expected to result in a Lien on the US Airways Transferred Assets.
Section 5.17 Brazilian Route Authorities. Schedule 5.17 sets forth a true, correct and complete list of all US Airways Brazilian Route Authorities. Except as set forth on Schedule 5.17, no US Airways Brazilian Route Authority has been or, to US Airways’ Knowledge, is threatened to be subject to any forfeiture, expiration without renewal, termination or other loss thereof.
Section 5.18 Brokers or Finders. US Airways has not entered into any agreement, arrangement or understanding nor has it dealt with any Person which could result in the obligation of US Airways or Delta to pay any finder’s fee, brokerage commission, advisory fee or similar payment in connection with this Agreement or the transactions contemplated hereby.
ARTICLE VI
Representations and Warranties of Delta
Delta represents and warrants to US Airways that the statements contained in this Article VI are true and correct as of the date hereof and as of the Closing Date (except to the extent expressly relating to a specific date, in which event it shall be true and correct as of the such date), except as set forth in the disclosure schedule delivered by Delta to US Airways at or before the execution and delivery by Delta of this Agreement (the “Delta Disclosure Schedule”), which Delta Disclosure Schedule refers to the specific section of the representations and warranties that is qualified by such disclosure and qualifies such other section or subsection of the Delta Disclosure Schedule to which the relevance of such item is readily apparent on the face of such disclosure.
Section 6.01 Organization, Standing and Power. Delta is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite corporate or other organizational power and authority to own, lease or otherwise hold the Delta Transferred Assets and operate such assets as presently operated. Delta is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 6.01, which are the only jurisdictions where Delta’ ownership or use of the Delta Transferred Assets requires it to be so qualified or licensed, with such exceptions as do not and would not reasonably be expected, individually or in the aggregate, to have a Delta Material Adverse Effect.
Section 6.02 Authority; Execution and Delivery; Enforceability. Delta has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to be executed by Delta, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated

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hereby or thereby. The execution, delivery and performance by Delta of this Agreement and each of the Ancillary Documents to be executed by Delta has been duly authorized by all necessary action on the part of Delta, and no other corporate action on the part of Delta or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents to be executed by Delta or the consummation by Delta of the transactions contemplated hereby or thereby. This Agreement has been, and the Ancillary Documents to be executed by Delta or Northwest, as applicable, will, at the Closing, have been, duly executed and delivered by Delta, and, assuming the due authorization, execution and delivery by the other Party, constitutes (or will constitute at the Closing, as applicable) the legal, valid and binding obligations of Delta, or Northwest, as applicable, enforceable against it in accordance with their respective terms.
Section 6.03 No Conflicts. Except as set forth on Schedule 6.03, the execution and delivery by Delta of this Agreement and the Ancillary Documents to be executed by Delta do not, and the performance by it of its obligations hereunder and thereunder and the consummation by Delta or Northwest of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to a right of termination, cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the Delta Transferred Assets or give any others any interests or rights therein, under any provision of (i) the Delta Charter or the Delta Bylaws, (ii) the Northwest Charter or the Northwest Bylaws, (iii) any Contract or Permit to which Delta or Northwest is a party or by which any of the Delta Transferred Assets is bound, or (iii) subject to making the government filings and obtaining the consents and approvals referred to in Section 6.04, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Delta or Northwest or any of the Delta Transferred Assets or by which Delta or Northwest or any of the Delta Transferred Assets is or may be bound other than in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights, losses, Liens, restrictions or failure to obtain consents, waivers or approvals which do not, and would not be reasonably expected, individually or in the aggregate, to have a Delta Material Adverse Effect.
Section 6.04 Consents. Except as set forth on Schedule 6.04, the execution, delivery and performance by Delta of the Agreement and the Ancillary Documents to be executed by Delta do not, and the consummation by Delta of the transactions contemplated hereby and thereby do not and will not, require any Governmental Approval to be obtained or made by Delta or its Affiliates (the “Delta Required Consents”).
Section 6.05 Litigation. Except as set forth on Schedule 6.05(a), there is no Action pending or, to Delta’s Knowledge, threatened (a) as of the date of this Agreement, seeking to restrain or prohibit the consummation of the transactions

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contemplated by this Agreement or the Ancillary Documents, (b) as of the date of this Agreement, seeking to prohibit or limit the ownership or operation by Delta of the Delta Transferred Assets or any portion thereof, or (c) which otherwise has or reasonably would be expected, individually or in the aggregate, to have a Delta Material Adverse Effect. Except for applicable DOT and FAA statutes and 14 CFR §93 and as set forth on Schedule 6.05(b), there are no judgments, orders or decrees of any arbitrator or any other Governmental Authority binding on Delta that relate to the Delta Transferred Assets or otherwise affect the Delta Transferred Assets.
Section 6.06 Compliance with Applicable Laws. Except as set forth on Schedule 6.06, the use and operation by Delta of the Delta Transferred Assets and the conduct of its business as it relates to the Delta Transferred Assets comply with all Laws, including without limitation all applicable operating certificates and authorities, and all other rules, regulations, directives and policies (which for the purposes of this Section 6.06 would not include any terms and conditions of any Delta LaGuardia Leases) of the FAA, DOT, the MWAA, the Port and all other Governmental Authorities having jurisdiction over the Delta Transferred Assets except for such non-compliance as do not and would not reasonably be expected, individually or in the aggregate, to have a Delta Material Adverse Effect.
Section 6.07 Undisclosed Liabilities. Except for obligations arising after the consummation of the Closing under Assumed Delta Contracts and as set forth on Schedule 6.07, Delta does not have any obligations, liabilities or commitments of any nature (whether direct or indirect, fixed or contingent, known or unknown, due or to become due, accrued or otherwise, and whether or not determined or determinable), and to the Knowledge of Delta, there is no existing condition, situation or set of circumstances which would be expected to result in such an obligation, liability or commitment that, in any such case, would constitute an Assumed Delta Liability.
Section 6.08 Title to Assets. Except as set forth on Schedule 6.08, Delta or Northwest, as applicable, has good and valid title to, or holds by valid and existing leases or licenses for, all of the Delta Transferred Assets (excluding the Delta LaGuardia Leases which are addressed in Section 6.14), free and clear of all Liens other than Permitted Liens. Neither Delta nor any of its Affiliates has signed any financing statement under the UCC or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of the Delta Transferred Assets (excluding the real property assets that are addressed in Section 6.14) except with respect to Liens that will be released at or prior to Closing. At the Closing, Delta, or Northwest, as applicable, will convey to US Airways good and valid title to all of the Delta Transferred Assets (excluding the Delta LaGuardia Leases which are addressed in Section 6.14), free and clear of all Liens other than Permitted Liens.

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Section 6.09 Condition of Assets. Except as set forth on Schedule 6.09, all equipment included in the Delta Transferred Assets is in operating condition (taking into account the age of such assets), ordinary wear and tear excepted.
Section 6.10 Assumed Delta Contracts. Schedule 6.10 lists each Assumed Delta Contract in effect on the date hereof. Each Assumed Delta Contract (excluding for purposes of this sentence only the Delta LaGuardia Leases which are addressed in Section 6.14) is a legal, valid and binding obligation of Delta and, to the Knowledge of Delta, each other party to such Assumed Delta Contract. Each Assumed Delta Contract is enforceable against Delta and, to the Knowledge of Delta, each other party to such Assumed Delta Contract in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law)). Except as set forth on Schedule 6.10, none of Delta or, to the Knowledge of Delta, any other party to an Assumed Delta Contract, is in breach of, or default under, any Assumed Delta Contract, Delta has not waived in writing any right under any Assumed Delta Contract, there are no unresolved material disputes under any of the Assumed Delta Contracts, and, to the Knowledge of Delta, there does not exist any event, condition or omission, whether after notice or lapse of time or both, that would constitute a material breach or material violation of, or material default, by Delta or, to the Knowledge of Delta, any other party under, any Assumed Delta Contract. Delta has not given to or received from any other Person, at any time since January 1, 2008, any written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assumed Delta Contracts. Copies of all written, and a description of all oral, Assumed Delta Contracts, together with all modifications amendments and supplements thereto, have been provided to US Airways prior to the date of this Agreement.
Section 6.11 DCA Slots. Schedule 6.11 sets forth a true, correct and complete list of the DCA Slots, including identification of all such DCA Slots. Delta and Northwest, as applicable, is in compliance in all material respects with the requirements of the regulations and orders issued by FAA and DOT and any other Laws and requirements with respect to such DCA Slots. As of the date hereof, neither Delta nor Northwest has received, within the last three (3) years, any notice, and has no Knowledge, of any proposed withdrawal of, or contemplated restriction with respect to any of the DCA Slots by the FAA, the DOT or any other Governmental Authority. The DCA Slots have not been designated for the provision of essential air services in accordance with the regulations issued under the Federal Aviation Act, were not acquired pursuant to 14 C.F.R. § 93.219 and have not been designated for international operations, as more fully detailed in 14 C.F.R. § 93.217. During the period two months prior to the date hereof and the Closing Date, each of Delta and Northwest, as applicable, has used or caused the use of each DCA Slot in compliance with 14 C.F.R. § 93.227(i), as amended

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from time to time, as may have been required to protect such DCA Slot’s authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority. All reports required by the FAA or any Governmental Authority relating to the DCA Slots during the past three years have been filed in a timely manner.
Section 6.12 ***** Slots/Frequencies. Schedule 6.12 sets forth a true, correct and complete list of the ***** Slots/Frequencies, including identification of all such ***** Slots/Frequencies. Delta is in compliance in all material respects with the requirements of the ***** and any other laws with respect to such ***** Slots/Frequencies. As of the date hereof, Delta has not received, within the last three (3) years, any notice, and has no Knowledge, of any proposed withdrawal of, or contemplated restriction with respect to the ***** Slots/Frequencies by the DOT or, any other Governmental Authority. During the most recent IATA scheduling season prior to the date hereof and the Closing Date, Delta has used or caused the use of each ***** Slot/Frequency in compliance with applicable IATA guidelines and the rules, regulations, requirements, orders and directives of all Governmental Authorities, including without limitation the ***** and the ***** Slot Coordinator, as amended from time to time, as may have been required to protect such ***** Slots/Frequencies’ authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority.
Section 6.13 Insurance. Delta has in place insurance policies with respect to the Delta Transferred Assets, in amounts and types that are customary in the industry for similar assets, and all such policies are in full force and effect.
Section 6.14 Real Property.
(a) Except as set forth on Schedule 6.14(a), Delta and Northwest, as applicable, has a legal, valid, and binding leasehold interest in each of the Delta LaGuardia Leases, free and clear of all Liens, except Permitted Liens.
(b) There are no pending, or to the Knowledge of Delta, threatened, appropriation, condemnation, eminent domain or like proceedings relating to the Delta LaGuardia Leased Real Property.
(c) There are no outstanding options, rights of first offer or refusal, rights of termination, or other pre-emptive rights or purchase rights with respect to the interest of Delta or Northwest, as applicable, in all or any portion of the Delta LaGuardia Leased Real Property, except as may be set forth in the applicable Delta LaGuardia Lease. The Port Authority has not delivered any written or oral notice to Delta or Northwest pursuant to which it has exercised any option to purchase, terminate, or reduce Delta’s or Northwest’s interest in all or any portion of the Delta LaGuardia Leases and/or any portions of the Delta LaGuardia Leased Real Property.

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(d) Delta or Northwest has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or with respect to the Delta LaGuardia Leased Real Property or any part or component thereof that would materially and adversely affect the insurability of such property or cause any material increase in the premiums for insurance for such property that have not been cured or repaired.
(e) Except as set forth on Schedule 6.14(e) and for contracts entered into after the date hereof in accordance with Section 7.02, neither Delta nor Northwest lease, sublease, license or otherwise permit the occupancy of any portion of the Delta LaGuardia Leased Real Property to or by any other Person and there is no Person in possession of the Delta LaGuardia Leased Real Property without any such permission.
Section 6.15 Environmental Matters.
(a) Except as set forth on Schedule 6.15, the use and operation of the Delta Transferred Assets is and has been during the last four years in full compliance with all applicable Delta Environmental Laws, and consistent with Delta’s ability to own, use or operate the Delta Transferred Assets in substantially the same manner as the Delta Transferred Assets are presently owned, used or operated by Delta. Except as set forth on Schedule 6.15(a)-1 or has been fully resolved in writing, Delta has not received any written communication from any Person that alleges that Delta is not in such full compliance, and, to Delta’s Knowledge, there are no circumstances (other than changes in existing, or future requirements of, Delta Environmental Laws) that could reasonably be expected to prevent or interfere with such full compliance in the future. Schedule 6.15(a)-2 sets forth a true, correct and complete list of all orders, decrees or other agreements relating to the Delta Transferred Assets issued pursuant to or entered into under any Delta Environmental Law.
(b) Except as set forth on Schedule 6.15(b), there is no Delta Environmental Claim relating to the ownership or use of the Delta Transferred Assets pending or to Delta’s Knowledge, threatened against Delta or against any Person whose liability for such Delta Environmental Claim Delta has retained or assumed either contractually or by operation of law.
(c) Except as set forth on Schedule 6.15(c), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern relating to the ownership or use of the Delta Transferred Assets that could be reasonably expected to give rise to a Delta Environmental Claim against or involving the Delta Transferred Assets, Delta or any Person whose liability for such Delta Environmental Claim Delta has retained or assumed either contractually or by operation of law.

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(d) Without in any way limiting the generality of the foregoing, to Delta’s Knowledge (i) all onsite locations where any Delta or its Affiliates or any other occupant has stored, disposed or arranged for the disposal of Materials of Environmental Concern from 2005 to the Closing Date relating to the Delta Transferred Assets are identified on Schedule 6.15(d), (ii) all underground storage tanks, and the capacity and contents of such tanks, included in the Delta Transferred Assets (if any) are identified on Schedule 6.15(d), (iii) except as set forth on Schedule 6.15(d), there is no damaged and friable asbestos or lead-based paint coatings in poor condition contained in or forming part of the Delta LaGuardia Leased Real Property and (iv) except as set forth on Schedule 6.15(d), no polychlorinated biphenyls (PCB’s) are used at the Delta LaGuardia Leased Real Property in violation of Delta Environmental Laws.
(e) Delta has delivered or otherwise made available for inspection to US Airways true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Delta or its Affiliates pertaining to Materials of Environmental Concern in, on, beneath or adjacent to the Delta Transferred Assets or any other site where the Materials of Environmental Concern generated at or by the Delta Transferred Assets were released or disposed of, or regarding the Delta Transferred Assets’ compliance with applicable Delta Environmental Laws.
(f) For purposes of this Agreement but only as it relates to the Delta Transferred Assets, the following terms shall have the following meanings:
(1) “Delta Environmental Claim” means any written notice by any Governmental Authority or Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) (A) which has or reasonably would be expected, individually or in the aggregate, to have a Delta Material Adverse Effect, and (B) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by Delta or (y) any violation, or alleged violation, of any Delta Environmental Law.
(2) “Delta Environmental Laws” means all Laws applicable to the respective Delta Transferred Assets or the Assumed Delta Liabilities and relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use,

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treatment, storage, disposal, transport or handling of Materials of Environmental Concern.
Section 6.16 Taxes.
(a) Delta is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder, and Delta will provide certification to that effect to US Airways at the Closing.
(b) There are no Actions now pending, nor, to the Knowledge of Delta, are there any Actions or claims pending or proposed against Delta, nor are there any pending audits, investigations or examinations by the IRS or other Governmental Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that would reasonably be expected to result in a Lien on the Delta Transferred Assets.
Section 6.17 Delta Brazilian Route Authorities. Schedule 6.17 sets forth a true, correct and complete list of all Delta Brazilian Route Authorities. Except as set forth on Schedule 6.17, no Delta Brazilian Route Authority has been or, to Delta’s Knowledge, is threatened to be subject to any forfeiture, expiration without renewal, termination or other loss thereof.
Section 6.18 Brokers or Finders. Delta has not entered into any agreement, arrangement or understanding nor has it dealt with any Person which could result in the obligation of Delta or US Airways to pay any finder’s fee, brokerage commission, advisory fee or similar payment in connection with this Agreement or the transactions contemplated hereby.
ARTICLE VII
Other Covenants and Agreements
Section 7.01 Operation of the US Airways Transferred Assets Prior to Closing. Except for matters set forth on Schedule 7.01 or otherwise expressly permitted by this Agreement or with the prior written consent of Delta (which will not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the Closing, US Airways shall:
(a) except as may be required by Law, operate the US Airways Transferred Assets in the usual, regular and ordinary course as presently conducted and consistent with past practice;
(b) not take or omit to take any action as a result of which any representation or warranty of US Airways made in Article V would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking

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or failure to take such action (provided that US Airways shall have the right to lease, sublease, license and/or grant use or other occupancy rights with respect to portions of its facilities to third parties in the ordinary course of business but only to the extent any such arrangement shall be terminated prior to the Closing Date, shall not give rise to any Assumed US Airways Liability and shall be subject to the indemnity obligations of US Airways pursuant to Section 9.03(a)(iv));
(c) maintain all of the US Airways LaGuardia Properties in their current condition and state of repair, ordinary wear and tear excepted and, in the event of material damage to or destruction of all or any portion of the US Airways LaGuardia Properties prior to the Closing, whether insured or not, US Airways will promptly commence and diligently pursue the restoration or replacement of such US Airways LaGuardia Properties to the condition existing immediately prior to such damage or destruction, subject to (i) the terms and conditions of any Leases affecting such US Airways LaGuardia Properties and the rights and obligations thereunder, (ii) consultation with and agreement in writing of Delta relating to alternative modifications to the facilities consistent with the terms of this Agreement and (iii) the agreement of the Parties with respect to the US Airways maintenance projects that are the subject of Section 7.20;
(d) except for mortgages or pledges pursuant to the Citi Loan Agreement, the Bond Documents, or any existing provisions of the US Airways LaGuardia Leases, not mortgage, pledge, sell or dispose of any US Airways Transferred Assets (other than obsolete equipment or personal property in the ordinary course and other than pursuant to any lease, sublease, license or use or other occupancy agreement entered into with respect to portions of its facilities to third parties in the ordinary course of business, but only to the extent any such agreement shall be terminated prior to the Closing Date, shall not give rise to any Assumed US Airways Liability and shall be subject to the indemnity obligations of US Airways pursuant to Section 9.03(a)(iv)), and not waive, release, grant, transfer or permit to lapse any rights of material value with respect to any US Airways Transferred Assets, including without limitation any US Airways Brazilian Route Authorities or LaGuardia Slots;
(e) not enter into or agree to any amendment, modification, assignment, termination or waiver, settle any claim or Action or waive or release any rights or claims, in each case with respect to any US Airways Transferred Asset or Assumed US Airways Liability; provided, however, that notwithstanding Section 7.01(b) and/or (d), US Airways shall be permitted to enter into, subject to receipt of Delta’s prior written consent, concession agreements together with any amendments, modifications or terminations to existing concession agreements in the ordinary course of business consistent with past practices;
(f) comply in all material respects with all provisions of any Assumed US Airways Contract;

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(g) continue to use and operate the US Airways Brazilian Route Authorities, LaGuardia Slots and all other US Airways Transferred Assets in the usual, regular and ordinary course as presently conducted, in a manner consistent with prior practice, applicable agreements and in accordance with all applicable Laws, and shall not enter into any Contract nor otherwise act, consent to any other Person to act, to restrict, interfere with or prevent the use of such US Airways Brazilian Route Authorities, LaGuardia Slots and the other US Airways Transferred Assets;
(h) not use the LaGuardia Slots for the provision of essential air service;
(i) promptly make all required filings with the FAA, with respect to the LaGuardia Slots, and with the applicable Governmental Authority, with respect to the US Airways Brazilian Route Authorities;
(j) except for short-term trades or slides in the ordinary course of business that will terminate prior to the Closing, not return to the FAA or any applicable Governmental Authority any LaGuardia Slots or any US Airways Brazilian Route Authorities, or trade, rent, lease, sell, encumber in any manner (other than Permitted Liens or Liens under the Citi Loan Agreement which will be released at Closing) or otherwise transfer any LaGuardia Slots or any US Airways Brazilian Route Authorities; and
(k) authorize or enter into any agreement or otherwise make any commitment (in writing or otherwise) to do any of the foregoing.
Section 7.02 Operation of the Delta Transferred Assets Prior to Closing. Except for matters set forth on Schedule 7.02 or otherwise expressly permitted by this Agreement or with the prior written consent of US Airways (which will not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the Closing, Delta shall:
(a) except as may be required by Law, operate the Delta Transferred Assets in the usual, regular and ordinary course as presently conducted and consistent with past practice;
(b) not take or omit to take any action as a result of which any representation or warranty of Delta made in Article VI would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action (provided that Delta shall have the right to lease, sublease, license and/or grant use or other occupancy rights with respect to portions of its facilities to third parties in the ordinary course of business but only to the extent any such arrangement shall be terminated prior to the Closing Date, shall not give rise to any

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Assumed US Airways Liability and shall be subject to the indemnity obligations of Delta pursuant to Section 9.02(a)(iv));
(c) maintain all of the Delta Properties in their current condition and state of repair, ordinary wear and tear excepted and, in the event of material damage to or destruction of all or any portion of the Delta Properties prior to the Closing, whether insured or not, Delta will promptly commence and diligently pursue the restoration or replacement of such Delta Properties to the condition existing immediately prior to such damage or destruction, subject to (i) the terms and conditions of any Leases affecting such Delta Properties and the rights and obligations thereunder, (ii) consultation with and agreement in writing of US Airways relating to alternative modifications to the facilities consistent with the terms of this Agreement, and (iii) the agreement of the Parties with respect to the Delta maintenance projects that are the subject of Section 7.21;
(d) except for mortgages or pledges pursuant to the JP Morgan Credit Agreement, the Goldman Sachs Second Lien Loan Agreement, the U.S. Bank Credit Agreement, or any existing provisions of the Delta LaGuardia Leases, not mortgage, pledge, sell or dispose of any Delta Transferred Assets (other than obsolete equipment or personal property in the ordinary course and other than pursuant to any lease, sublease, license or use or other occupancy agreement entered into with respect to portions of its facilities to third parties in the ordinary course of business, but only to the extent any such agreement shall be terminated prior to the Closing Date, shall not give rise to any Assumed Delta Liability and shall be subject to the indemnity obligations of Delta pursuant to Section 9.02(a)(iv)), and not waive, release, grant, transfer or permit to lapse any rights of material value with respect to any Delta Transferred Assets, including without limitation any Delta Brazilian Route Authorities, DCA Slots or ***** Slots/Frequencies;
(e) not enter into or agree to any amendment, modification, assignment, termination or waiver, settle any claim or Action or waive or release any rights or claims, in each case with respect to any Delta Transferred Asset or any Assumed Delta Liability; provided, however, that notwithstanding Section 7.02(b) and/or (d), Delta shall be permitted to enter into, subject to receipt of US Airway’s prior written consent, concession agreements together with any amendments, modifications or terminations to existing concession agreements in the ordinary course of business consistent with past practices;
(f) comply in all material respects with all provisions of the Assumed Delta Contracts;
(g) continue to use and operate the Delta Brazilian Route Authorities, DCA Slots, ***** Slots/Frequencies and all other Delta Transferred Assets in the usual, regular and ordinary course as presently conducted, in a manner consistent with prior practice, applicable agreements and in accordance with all applicable Laws,

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and shall not enter into any Contract nor otherwise act, nor consent to any other Person to act, to restrict, interfere with or prevent the use of such Delta Brazilian Route Authorities, DCA Slots, ***** Slots/Frequencies and the other Delta Transferred Assets;
(h) not use the DCA Slots for the provision of essential air service;
(i) promptly make all required filings with the FAA, with respect to the DCA Slots, and with the applicable Governmental Authority, with respect to the ***** Slots/Frequencies and the Delta Brazilian Route Authorities;
(j) except for short-term trades or slides in the ordinary course of business that will terminate prior to the Closing, not return to the FAA or any applicable Governmental Authority any DCA Slots, ***** Slots/Frequencies or any Delta Brazilian Route Authorities, or trade, rent, lease, sell, encumber in any manner (other than Permitted Liens or Liens under the JP Morgan Credit Agreement, the Goldman Sachs Second Lien Loan Agreement or the U.S. Bank Credit Agreement which will be released at Closing) or otherwise transfer any DCA Slots, ***** Slots/Frequencies or any Delta Brazilian Route Authorities; and
(k) authorize or enter into any agreement or otherwise make any commitment (in writing or otherwise) to do any of the foregoing.
Section 7.03 Slot Trades. The Parties hereto acknowledge and agree that from time to time, in connection with the operation of their respective flight schedules at *****, it may be necessary for both Parties to execute Slot trades with other carriers, and in particular ***** (an “IATA Season”). From and after the Closing until the end of the IATA summer season in *****, the Parties agree to cooperate in good faith in accordance with industry practice with respect to trading Slots. In furtherance of the foregoing, except as may be prohibited by applicable Laws or if any Slots in the Requested Slot Times are withdrawn or otherwise terminated due to regulatory action, Delta agrees that from and after the Closing until the end of the IATA summer season in *****, Delta will not offer to trade Slots at ***** in the Requested Slot Times to any third party other than any Affiliate of Delta or any Delta Connection Carrier without having previously offered to trade such Slots in the Requested Slot Times with US Airways with respect to each IATA Season, provided that in the event Delta offers and US Airways agree to trade any such Slots, unless otherwise agreed by the Parties, Delta will trade to US Airways and US Airways will trade to Delta all but not less than all of the Slots with the Slot times set forth on Schedule 1.01-U hereof held by each such Party, respectively, or such other Slot times as the Parties shall mutually agree. Each Party shall have the option in its sole discretion to provide the use of such Slots consistent with customary industry practices and transfer of operator status only, and no additional consideration shall be payable by either Party with respect to any such Slot trade. Each Party’s interest in the Slots provided to it by the other Party pursuant to any trades

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between US Airways and Delta will include the right to operate, or to allow an Affiliate of the Party to operate, the applicable Slots at the specified time and for a departure or arrival only during the applicable IATA Season and no additional rights with respect to such Slots shall be transferred or inferred. At the end of the applicable IATA Season, the right to use and operate such Slots will revert to original holder of such Slots. Each of Delta and US Airways agrees that, in connection with any Slot trade or other transaction pursuant to this Section 7.03, the Party operating the Slots shall use such Slots in compliance with FAA’s Order, *****, as such order may be amended or re-codified from time to time to protect such Slots’ authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority. Except for the third sentence above, neither Delta nor US Airways shall be restricted in their ability to enter into, from time to time, with each other or other carriers, additional Slot trades at *****.
Section 7.04 Delta Investigations.
(a) In addition to any other covenants of access set forth in this Agreement, subject to applicable Laws and regulations, US Airways shall use reasonable efforts to cooperate with and provide Delta, or any of its respective Representative(s), with reasonable access to its US Airways LaGuardia Properties upon reasonable prior notice by Delta to US Airways, during normal business hours, solely for the purpose of collecting information and preparing and applying for consents and permitting in anticipation of post-Closing work with respect to such US Airways LaGuardia Properties and conducting and undertaking, or causing to be conducted or undertaken, at its sole cost and expense, non-invasive examinations, inspections, surveys, and similar physical investigations of the engineering, mechanicals, systems, improvements, or other property, plant, and equipment located at or on the US Airways LaGuardia Leased Real Properties, including, without limitation, a review of any and all of the Related Real Estate Documents of US Airways (each, a “Delta Investigation”) and will cause to be made available all documents, records and information (and copies thereof) in its possession pertaining to the US Airways Transferred Assets or Assumed US Airways Liabilities as Delta may reasonably request; provided that US Airways shall have the right to have a Representative on its behalf accompany Delta and its Representatives during any Delta Investigation and no investigation or receipt of information by Delta pursuant to, or in connection with, the investigation contemplated by this Section 7.04 or otherwise will diminish or obviate any of the representations, warranties, covenants or agreements of US Airways under this Agreement or the conditions to the obligations of Delta under this Agreement; and
(b) Delta shall, and shall cause its Representatives to use reasonable best efforts not to interfere with the operations of US Airways at its US Airways LaGuardia Leased Real Properties at any time while undertaking any Delta Investigation and under no circumstances undertake any action that could reasonably be expected to violate the terms of any applicable Lease, Existing GSE Facilities Permit, US

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Airways LaGuardia Parking Permits or US Airways LaGuardia Permit, in each case to the extent copies of such documents have been provided to Delta.
Section 7.05 US Airways Investigations.
(a) In addition to any other covenants of access set forth in this Agreement, subject to applicable Laws and regulations, Delta shall use reasonable efforts to cooperate with and provide US Airways, or any of its respective Representative(s), with reasonable access to the Delta Properties upon reasonable prior notice by US Airways to Delta, during normal business hours, solely for the purpose of collecting information and preparing and applying for consents and permitting in anticipation of post-Closing work with respect to such Delta Properties and conducting and undertaking, or causing to be conducted or undertaken, at its sole cost and expense, non-invasive examinations, inspections, surveys, and similar physical investigations of the engineering, mechanicals, systems, improvements, or other property, plant, and equipment located at or on the Delta LaGuardia Leased Real Property, including, without limitation, a review of any and all of the Related Real Estate Documents of Delta (each, an “US Airways Investigation”) and will cause to be made available all documents, records and information (and copies thereof) in its possession pertaining to the Delta Transferred Assets or Assumed Delta Liabilities as US Airways may reasonably request; provided that Delta shall have the right to have a Representative on its behalf accompany US Airways and its Representatives during any US Airways Investigation and no investigation or receipt of information by US Airways pursuant to, or in connection with, the investigation contemplated by this Section 7.05 or otherwise will diminish or obviate any of the representations, warranties, covenants or agreements of Delta under this Agreement or the conditions to the obligations of US Airways under this Agreement; and
(b) US Airways shall, and shall cause its Representatives to use reasonable best efforts not to interfere with the operations of Delta at its Delta LaGuardia Leased Real Property at any time while undertaking any US Airways Investigation and under no circumstances undertake any action that could reasonably be expected to violate the terms of any applicable Lease or Delta LaGuardia Permit, in each case to the extent copies of such documents have been provided to US Airways.
Section 7.06 Delta Trade Right. US Airways hereby agrees that, during the Additional ***** Slot Lease Term, US Airways shall provide to Delta for no additional consideration payable by Delta the right to use and operate the Additional ***** Slots on the terms and conditions set forth in this Section 7.06 for the Additional ***** Slot Lease Term. US Airways shall have the option in its sole discretion to provide the use of such Additional ***** Slots consistent with customary industry practices and transfer of operator status only. Delta’s interest in the Additional ***** Slots provided to Delta pursuant to this Section 7.06 will include the right to operate, or to allow any Affiliate of Delta or a Delta Connection Carrier to operate, the Additional ***** Slots at the specified time and for a departure or arrival only during the applicable

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IATA Season and no additional rights with respect to the Additional ***** Slots shall be transferred or inferred. At the end of the Additional ***** Slot Lease Term, the right to use and operate the Additional ***** Slots will revert to US Airways. Each of Delta and US Airways agrees that, in connection with any Slot trade or other transaction pursuant to this Section 7.06, Delta shall use such Slots in compliance with FAA’s Order, *****, as such order may be amended or re-codified from time to time to protect such Slots’ authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority.
Section 7.07 Notification. During the period prior to Closing:
(a) US Airways shall notify Delta in writing, and Delta shall notify US Airways in writing, of any Action commenced or, to its Knowledge, threatened against US Airways or Delta, as the case may be, which challenges or would adversely affect the ability of either Party to perform its obligations under this Agreement or the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby or thereby.
(b) US Airways shall give prompt notice to Delta, and Delta shall give prompt notice to US Airways, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the Parties under this Agreement.
(c) US Airways shall, within fifteen (15) days after the end of each bimonthly period prior to the Closing, provide Delta with copies of all reports submitted to the FAA regarding US Airways’ scheduled operations of its LaGuardia Slots for the prior two months and a report of any variances between US Airways’ actual operations of its LaGuardia Slots and such scheduled operations during such period;
(d) US Airways shall notify Delta in writing of any incidents or accidents occurring on or after the date hereof involving any US Airways Transferred Assets that resulted or could reasonably be expected to result in damages or losses in excess of $100,000;
(e) US Airways shall notify Delta in writing if it receives any notice or otherwise becomes aware that the FAA or DOT or any other Governmental Authority is proposing to withdraw or is considering withdrawal of, any of the LaGuardia Slots or the US Airways Brazilian Route Authorities;

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(f) US Airways shall notify Delta in writing of (i) the commencement of any Action against US Airways that could impair US Airways’ ability to perform its obligations under this Agreement or the Ancillary Documents to which it is or will be a party, (ii) the commencement of any Action relating to or involving the US Airways Transferred Assets or the Assumed US Airways Liabilities, or (iii) the existence of (Y) any adverse business conditions arising on or after the date hereof threatening the ownership, operation or use of the US Airways Transferred Assets, or (Z) any agreement, consent or order of the FAA, DOT or the Port Authority involving any of the US Airways Transferred Assets or the Assumed US Airways Liabilities.
(g) Delta shall, within fifteen (15) days after the end of each bimonthly period prior to the Closing, provide US Airways with copies of all reports submitted to the FAA regarding Delta’s scheduled operations of its DCA Slots for the prior two months and a report of any variances between Delta’s actual operations of its DCA Slots and such scheduled operations during such period;
(h) on or before sixty (60) days prior to the commencement of any IATA scheduling season, Delta shall provide US Airways with its scheduled operations of its ***** Slots/Frequencies for such season, and, within fifteen (15) days after the end of each such season, a report of any variances between Delta’s actual operations of its ***** Slots/Frequencies and such scheduled operations during such season, if any;
(i) Delta shall notify US Airways in writing of any incidents or accidents occurring on or after the date hereof involving any Delta Transferred Assets that resulted or could reasonably be expected to result in damages or losses in excess of $100,000;
(j) Delta shall notify US Airways in writing if it receives any notice or otherwise becomes aware that the FAA or DOT or any other Governmental Authority is proposing to withdraw or is considering withdrawal of, any of the DCA Slots, Delta Brazilian Route Authorities, or ***** Slots/Frequencies; and
(k) Delta shall notify US Airways in writing of (i) the commencement of any Action against Delta or Northwest that could impair Delta’s ability to perform its obligations under this Agreement or the Ancillary Documents to which it is or will be a party, (ii) the commencement of any Action relating to or involving the Delta Transferred Assets or the Assumed Delta Liabilities, or (iii) the existence of (Y) any adverse business conditions arising on or after the date hereof threatening the ownership, operation or use of the Delta Transferred Assets, or (Z) any agreement, consent or order of the FAA, DOT or the Port Authority involving any of the Delta Transferred Assets or the Assumed Delta Liabilities.
Section 7.08 Required Actions.

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(a) Upon the terms and subject to the conditions set forth in this Agreement, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, including filing the Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice as soon as practicable after the date hereof and supplying any additional information and documentary material that may be necessary to substantially comply with any requests made pursuant to the HSR Act, (ii) the obtaining of all necessary consents, approvals or waivers of any Governmental Authority, (iii) obtain all necessary third party consents, including the release of all security interests in the Transferred Assets and applicable UCC-3 termination statements, (iv) seeking from the Port Authority, for delivery at or prior to the Closing Date, each of those items set forth on Schedule 7.08(a)(iv), (v) seeking from the Port Authority the preferred form of Assignment and Assumption Agreement (or the preferred form of any other agreement or instrument that may include terms and conditions that are closing conditions pursuant to Section 8.02(e)(2)) as chosen by the Party that is assuming the applicable Port Authority Document or has the benefit of the applicable closing condition, and (vi) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that nothing in the foregoing or this Agreement shall require the Parties to (x) seek amendment or waiver of any financing or bank agreement, (y) bring any action against its agent, lenders or bond holders, or (z) pay any fees to such agent, lenders or bond holders in connection herewith (other than any payments that may be required by the current terms of any financing or bank agreement with respect to a sale of assets required by Section 7.08(c)).
(b) Each of Delta and US Airways shall cooperate regarding, and keep the other reasonably apprised of the status of, matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection (i) with obtaining all required approvals or consents of any Governmental Authority and (ii) all other communications with any Governmental Authority (which for purposes of this Section 7.08 includes staff of any such Governmental Authority and any elected or appointed member of a Governmental Authority) with respect to the transactions contemplated by this Agreement. In that regard, unless and to the extent prohibited by Law, each Party shall without limitation: (A) promptly notify the other of, and, if in writing, furnish the other with copies of (or, in the case of substantive oral communications, advise the other orally of), any communications from or with any

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Governmental Authority with respect to the transactions contemplated by this Agreement as they relate to the Transferred Assets, (B) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any proposed oral) substantive communication with any such Governmental Authority with respect to the transactions contemplated by this Agreement, (C) not participate in any meeting or oral substantive communication with any such Governmental Authority, with respect to the transactions contemplated by this Agreement unless it consults with the other in advance, (D) furnish the other with copies of all substantive correspondence, filings and communications, and memoranda setting forth the substance of any meetings or communications the other is not permitted to participate in pursuant to clause (C) above) between it and any such Governmental Authority with respect to the transactions contemplated by this Agreement, (E) furnish the other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to any each Governmental Authority and (F) respond as promptly as practicable to any inquiries received from a Governmental Authority for additional information or documentation in connection with antitrust matters.
(c) Without limiting the foregoing, each of Delta and US Airways agrees to take any action, or commit to take any action required to consummate the Transaction (including with respect to selling, holding separate or otherwise disposing of any business or assets), or agree to any condition or restriction of any Governmental Authority, (collectively, the “Regulatory Actions”) required or necessary to obtain, any of the foregoing permits, consents, approvals, expirations or terminations of waiting periods, and authorizations of Governmental Authorities; provided, that neither Delta nor US Airways shall have any obligations to agree to, and neither shall be obligated to take, any of the foregoing Regulatory Actions that individually or in the aggregate, would reasonably be expected to have a material adverse effect on (i) the condition or the ability to operate or use the Transferred Assets to be acquired by such Party pursuant to this Agreement or the ownership, control, management or operations thereof by such Party, or (ii) the business or operations of such Party in the relevant geographic market. Notwithstanding the foregoing, neither Party shall be required to take any actions with respect to obtaining any consent of the Port Authority with respect to the transactions contemplated by this Agreement except to the extent required in Section 7.08(a) hereof.
(d) If the actions taken by Delta and US Airways pursuant to Section 7.08(c) do not result in the conditions set forth in Sections 8.01(a) and (b) being satisfied, then each of Delta and US Airways shall jointly (to the extent practicable) initiate and/or participate in any proceedings, whether judicial or administrative, in order to: (i) oppose or defend against any action by any Governmental Authority or private litigant to prevent or enjoin consummation of this Agreement (and the transaction contemplated herein), and/or (ii) take such action as necessary to overturn any regulatory action by any Governmental Authority or private litigant to block consummation of this Agreement (and the transaction contemplated herein), including by defending any suit,

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action or other legal proceeding brought by any Governmental Authority or private litigant in order to avoid the entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any Legal Restraint resulting from any suit, action or other legal proceeding that would cause any condition set forth in Sections 8.01(a) and (b) not to be satisfied, provided that Delta and US Airways shall cooperate with one another in connection with, and shall jointly control, all proceedings related to the foregoing.
(e) To the extent any Transferred Assets to be acquired pursuant to the Agreement are required to be sold, held separate or otherwise disposed of as a condition to receipt of such regulatory approvals, then the Party that acquires such Transferred Assets pursuant to this Agreement shall be responsible for satisfaction of any such condition or requirement required hereunder; provided, however, that either Party, with respect to the Transferred Assets to be acquired by such Party hereunder, may at its option request in writing that the selling Party hold such Transferred Assets in trust for the receiving Party and accept the direction of the receiving Party to promptly effectuate such disposition. The selling Party who holds such Transferred Assets in trust will, on the closing of such disposition, remit the proceeds to the receiving Party.
Section 7.09 Cooperation on DCA Gate Reallocation. To the extent permitted by Law, each of US Airways and Delta agrees that (i) it has prior to the date hereof cooperated, and shall cooperate, with the other Party in its communications and discussions with MWAA and any Third Party (including without limitation other airlines operating at DCA) regarding the location of such other Party’s facilities at DCA with each Party acknowledging that the goal is for such other Party to not be required to relocate from the premises currently leased by it at DCA and (ii) it has not prior to the date hereof advocated for or stated, and shall not advocate for or state, any preference or desire for a gate allocation plan at DCA that would require the other Party to relocate from its current location at DCA.
Section 7.10 Fees and Expenses.
(a) Except as set forth in this Section 7.10, all fees and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated including without limitation all relocation costs and expenses incurred by the Parties in connection with any relocation of the Parties at LaGuardia, except that each of US Airways and Delta shall bear and pay one-half of (i) the filing fee pursuant to the HSR Act and any applicable antitrust, competition or similar filing fees of any foreign jurisdiction, and (ii) any other fees or expenses that both Parties agree to in writing.
(b) In connection with the DCA Gate Reallocation, each Party shall bear its own costs and expenses related to the relocation of any of its own facilities

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at DCA (and with respect to Delta, the relocation of any facilities of Northwest or its affiliated entities at DCA), but so long as the Transaction contemplated hereby is consummated shall share equally in the out-of-pocket relocation costs and expenses of Air Canada, Frontier Airlines, United Airlines, American Airlines, or Continental Airlines if either US Airways or Delta is required to pay for such costs or expenses as a result of such relocation required as part of the DCA Gate Reallocation which occur prior to, or within twelve (12) months after, the Closing so long as US Airways complies with the covenant set forth in Section 7.09.
(c) Delta and US Airways will be responsible for Transfer Taxes according to the following allocation. The transferor with the lower aggregate transfer tax obligation (such obligation, the “Transfer Tax Amount A”) shall pay 100% of such obligation. The transferor with the higher aggregate transfer tax obligation (such obligation, the “Transfer Tax Amount B”) shall pay that portion of such obligation equal to the Transfer Tax Amount A and the Parties shall share equally the remaining portion of such obligation (that is, the amount represented by the excess of the Transfer Tax Amount B over the Transfer Tax Amount A). Each Party shall, within sixty (60) days after the date hereof, but in any event prior to Closing, prepare and deliver to the other Party for their consent (not to be unreasonably withheld, conditioned or delayed) a schedule allocating the Purchase Price to be paid by such Party among the respective Transferred Assets and Assumed Liabilities to be purchased and assumed by such Party for Transfer Tax purposes. If either Party raises objections, the Parties will negotiate in good faith to resolve such objections. Each Party will cooperate in the preparation of any Tax Returns required to be filed by either Party with respect to such Transfer Taxes, including the New York Transfer Tax Returns, and both Parties shall execute and make arrangements to file such Tax Returns within twenty (20) days of Closing.
(d) Each of Delta and US Airways shall split equally any one-time, lump sum fee charged by the Port Authority in connection with the transactions and/or any agreements contemplated by this Agreement.
Section 7.11 Publicity. Prior to Closing and in connection with the consummation of the Closing, the parties hereto shall consult with each other and shall mutually agree (the agreement of each Party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and, prior to the Closing, shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that each Party shall give prior notice to the other Party of the content and timing of any such press release or other public statement required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations. *****.

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Section 7.12 Further Assurances. After the Closing, each Party shall, from time to time, at the reasonable request of the other Party, (i) execute and deliver such other instruments of conveyance, assignment and transfer as the other Party may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in the Party good and valid title to the Transferred Assets (or in the case of Leased Real Property, valid leasehold interests) and to confirm assumption of the Assumed US Airways Liabilities or the Assumed Delta Liabilities, as the case may be, and (ii) in addition, with respect to the transfer of the Brazilian Route Authorities and the ***** Slot/Frequencies, use commercially reasonable efforts to take such actions as may be necessary to effectuate the transactions contemplated by this Agreement.
Section 7.13 Tax Cooperation. As soon as practicable, but in any event within twenty (20) days after the other Party’s request, each Party shall deliver to the other party such information and other data that is within its control relating to Tax Returns and Taxes due in connection with the applicable Transferred Assets, and shall (at the expense of the requesting Party) provide such other assistance as may be reasonably requested, to allow the requesting Party to complete and file all Tax Returns, respond to any audit, litigation or other proceeding by any taxing authority with respect to any Tax Returns or taxable period, or otherwise enable the requesting Party to satisfy its accounting or Tax requirements.
Section 7.14 Delta Purchase Right. Except as may be prohibited by applicable regulation or Law, Delta shall have the right (the “Delta Purchase Right”), pursuant to the terms and conditions set forth below, to purchase from US Airways all but not less than all of the LGA Purchase Option Slots. The Purchase Right shall be exercisable as follows:
(a) Delta or any Affiliate of Delta may elect to exercise the Delta Purchase Right with respect to the LGA Purchase Option Slots by delivery of irrevocable written notice to US Airways on or prior to *****.
(b) The purchase price for each LGA Purchase Option Slot shall be equal to the lesser of (i) $***** and (ii) the Fair Market Value at the time of exercise of the Delta Purchase Right. The Fair Market Value shall be agreed upon by the Parties and, in the event the Parties cannot agree, shall be determined by an SH&E appraisal.
(c) Subject to the receipt of any necessary approvals from Governmental Authorities, the closing of the purchase of the LGA Purchase Option Slots pursuant to this Section 7.14 shall take place at a place and on a date to be mutually agreed upon by the Parties, which date shall be no earlier than ***** and no later than *****, or such other date to be mutually agreed.

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(d) Upon exercise of the Delta Purchase Right, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as promptly as possible, the Delta Purchase Right, including the obtaining of all necessary consents, approvals or waivers of any Governmental Authority.
(e) At the closing of the purchase of the LGA Purchase Option Slots, US Airways will only be required to make, with respect to the LGA Purchase Option Slots, representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the LaGuardia Slots and shall execute and deliver such other documents and instruments as Delta may reasonably request to effectuate the transfer. The purchase price for the LGA Purchase Option Slots to be purchased pursuant to the Delta Purchase Right shall be paid by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways at least one Business Day prior to closing.
(f) All transfers pursuant to this Section 7.14 shall be free and clear of any Lien.
(g) US Airways Perimeter Event. In the event that prior to ***** the “Perimeter Rule” at LaGuardia is lifted or modified in such a way to permit flights beyond the perimeter (a “US Airways Perimeter Event”), US Airways or its Affiliates shall have the right, pursuant to the terms and conditions set forth below, to delete from the LGA Purchase Option Slots one or more of the US Airways Perimeter Slots.
(i) Prior to *****, US Airways may elect to cancel the Delta Purchase Right with respect to only the US Airways Perimeter Slots, by delivery of irrevocable written notice to Delta (the “US Airways Perimeter Event Notice”). Such notice shall acknowledge that a US Airways Perimeter Event has occurred and set forth the US Airways Perimeter Slots to be excluded from the Delta Purchase Right.
(ii) Prior to the closing of the purchase of the Additional ***** Slots pursuant to this Section 7.14, upon Delta’s receipt of the delivery of the US Airways Perimeter Event Notice, the US Airways Perimeter Slots shall be excluded from the definition of LGA Purchase Option Slots.
Section 7.15 DCA Call Right. In the event that prior to ***** the “Perimeter Rule” at DCA is lifted or modified in such a way to permit flights beyond the perimeter (a “Delta DCA Call Event”), Delta or any Affiliates of Delta shall have the right (the “Delta DCA Call Right”), pursuant to the terms and procedures set forth below,

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to purchase from US Airways up to one DCA Slot in each of the following hours: 0700, 1500, 1800, and 2200 which particular Slots shall be identified and designated by Delta in its sole discretion (the “Delta Recall Slots”). The Delta DCA Call Right shall be exercisable as follows:
(a) Beginning the next calendar year after the Closing Date and ending on ***** (the “Delta DCA Call Period”), Delta may, at its option, purchase the Delta Recall Slots at a purchase price per Slot equal to the Fair Market Value at the time of exercise of the Delta DCA Call Right. The Fair Market Value shall be agreed upon by the Parties and, in the event the Parties cannot agree, shall be determined by an SH&E appraisal.
(b) Delta or its Affiliates may elect to exercise the Delta DCA Call Right with respect to the DCA Slots, by delivery of written notice (the “Delta DCA Call Notice”) to US Airways within the Delta DCA Call Period.
(c) In connection with the Delta DCA Call Right, Delta may deliver no more than two (2) Delta DCA Call Notices. After the delivery of the second Delta DCA Call Notice, regardless of whether Delta elected to purchase the Delta Recall Slots pursuant to the delivery of either of the Delta DCA Call Notices, the Delta DCA Call Right shall terminate.
(d) Subject to the receipt of any necessary approvals from Governmental Authorities, the closing of the purchase pursuant to the exercise of the Delta DCA Call Right shall take place at a place and on a date mutually agreed upon by the Parties, which date shall not be less than three (3) nor more than six (6) months after the delivery of the Delta DCA Call Notice.
(e) Upon exercise of the Delta DCA Call Right, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as promptly as possible, the Delta DCA Call Right, including the obtaining of all necessary consents, approvals or waivers of any Governmental Authority.
(f) At the closing of the purchase of the Delta Recall Slots, US Airways will only be required to make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the DCA Slots and shall execute and deliver such other documents and instruments as Delta may reasonably request to effectuate the transfer. The purchase price for all Delta Recall Slots to be purchased pursuant to the Delta DCA Call Right shall be paid by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways at least one Business Day prior to closing.

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(g) All transfers pursuant to this Section 7.15 shall be free and clear of any Lien.
Section 7.16 Preservation of Books and Records. For a period of seven (7) years after the Closing Date, each of Delta and US Airways shall preserve and retain all corporate, accounting, Tax, legal (including any documents relating to any governmental or nongovernmental actions, suits, proceedings or investigations), auditing or other Books and Records in its possession relating to the Delta Transferred Assets or the US Airways Transferred Assets, as applicable, prior to the Closing Date.
Section 7.17 Northwest DCA Slot Leases. The Parties agree and acknowledge that, unless sooner terminated, the Northwest DCA Slot Lease Agreement shall automatically terminate, effective concurrently with the consummation of the Closing without any further required action by the Parties.
Section 7.18 Bond Accounts.
(a) After the earlier of (i) the date the Bonds are repaid in full or otherwise defeased and (ii) December 1, 2015 (the “Bond Repayment Date”), Delta shall pay to US Airways, an amount in cash, as the same may be adjusted pursuant to the provisions hereof, equal to the US Airways Proportionate Share (defined below) of the aggregate amount in the Bond Accounts which is returned by the Bond Trustee to Delta (or any successor to Delta), as lessee under the East End Terminal Lease, pursuant to the Bond Documents (such returned funds, the “Delta Bond Escrow Funds” and the US Airways Proportionate Share of the Delta Bond Escrow Funds, the “US Airways Bond Escrow Funds”). “US Airways Proportionate Share”, as used herein, shall mean the ratio computed as follows: the number of months (plus any fraction thereof) from the commencement of the tenancy by US Airways at the East End Terminal pursuant to the terms of the East End Terminal Lease until the Closing Date, divided by (y) the number of months (plus any fraction thereof) from the commencement of the tenancy by US Airways at the East End Terminal pursuant to the terms of the East End Terminal Lease until the Bond Repayment Date. Delta shall pay the US Airways Bond Escrow Funds to US Airways within five (5) Business Days after Delta’s receipt of the Delta Bond Escrow Funds.
(b) Notwithstanding the foregoing, if the Delta Bond Escrow Funds are less than $***** (the “Bond Fund Closing Balance”), the aggregate balance of the Bond Accounts as of August 4, 2009, and if (i) such reduction in the aggregate balance of the Bond Accounts is neither the fault of Delta nor the fault of US Airways, then the US Airways Bond Escrow Funds shall be computed in accordance with Section 7.18(a) based upon the actual amount of the Delta Bond Escrow Funds; (ii) such reduction in the aggregate balance of the Bond Accounts is attributable to the fault of Delta, then the US Airways Bond Escrow Funds shall be equal to the US Airways Proportionate Share of the Bond Fund Closing Balance, and (iii) such reduction in the

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aggregate balance of the Bond Accounts is attributable to the fault of US Airways, then the US Airways Bond Escrow Funds shall be reduced by an amount equal to the reduction in the Delta Bond Escrow Funds which is the fault of US Airways. Further, the US Airways Bond Escrow Funds shall be reduced by any amount required to be paid by Delta to the Port Authority or the Bond Trustee as a result of any transfer from the Debt Service Fund to the Bond Fund due to inadequate funds in the Bond Fund prior to Closing (to the extent such amount is not reimbursed by US Airways to Delta) and by any amount applied to US Airways’ rental or debt service obligations or transferred to US Airways prior to Closing that reduces the balance in the Debt Service Fund below the Bond Fund Closing Balance. The US Airways Bond Escrow Funds shall be increased by any amount required to be paid by US Airways to the Port Authority or the Bond Trustee as a result of any transfer from the Debt Service Fund to the Bond Fund due to inadequate funds in the Bond Fund on or after Closing (and to the extent attributable to any failure of Delta to pay rents due under the East End Terminal Lease on or after Closing).
(c) The failure of Delta to perform its obligations with respect to the Assumed Bond Documents and/or Delta’s (or any Delta successor’s) approval of any amendment, modification or waiver with respect to any Bond Document(s) affecting, in a manner adverse to the lessee under the East End Terminal Lease, the Bond Trustee’s obligation to return any amounts or balances of the Bond Accounts to the lessee under the East End Terminal Lease shall, in each instance, constitute “fault” by Delta for the purposes of this Section 7.18. The failure of US Airways to perform its obligations with respect to the US Airways Retained Bond Obligations and/or US Airways’ approval of any amendment, modification or waiver with respect to any Bond Document(s) affecting, in a manner adverse to the lessee under the East End Terminal Lease, the Bond Trustee’s obligation to return any amounts or balances of the Bond Accounts to the lessee under the East End Terminal Lease shall, in each instance, constitute “fault” by US Airways for the purposes of this Section 7.18. Application of the amounts in the Bond Accounts as contemplated by Section 82(a)(3) of the East End Terminal Lease shall not be deemed to be a reduction that is the fault of Delta or US Airways and there shall be no payment (or adjustment) from Delta to US Airways, or from US Airways to Delta, in such circumstance.
(d) The US Airways Bond Escrow Funds shall be reduced by the US Airways Proportionate Share of any fees, charges or other payments required to be paid by Delta to the Trustee or the Port Authority with respect to the Delta Bond Escrow Funds or the transfer thereof, provided such payment is not attributable to the fault of Delta.
(e) Delta’s covenant to pay to US Airways the US Airways Bond Escrow Funds shall be absolute and unconditional and shall survive Closing.

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Section 7.19 Underground Storage Tanks. Promptly following the date of this Agreement, *****.
Section 7.20 US Airways Maintenance Obligations.
(a) During the period from the date of this Agreement and continuing until the Closing, US Airways shall perform, or cause to be performed, maintenance and operability testing as set forth on Exhibit R hereto with respect to all jet bridges and associated jet bridge equipment at the US Airways LaGuardia Leased Real Property to demonstrate safe operability of all such bridges and equipment as of Closing. In addition, during the period from the date of this Agreement and continuing until the Closing, US Airways shall use reasonable efforts to demonstrate compliance with all Original Equipment Manufacturer safety service bulletins and otherwise shall notify Delta of all such safety service bulletins that US Airways has not complied with or for which it has no knowledge of compliance.
(b) During the period from the date of this Agreement and continuing until the Closing, US Airways shall maintain the Roof of each US Airways LaGuardia Leased Real Property with materials and workmanship as currently in place as of the date of execution of this Agreement and shall be done so from day to day to maintain the Roof in working condition, including the repair and replacement of broken or damaged components and reasonable diligence with respect to the prevention of leaks. Notwithstanding anything to the contrary, during the period from the date of this Agreement and continuing until the Closing, should a leak or leaks appear from time to time, US Airways shall promptly seek to identify the point of water penetration and then diligently repair the damaged components. In addition, during the period from the date of this Agreement and continuing until the Closing, US Airways shall repair any portion of the US Airways LaGuardia Leased Real Property that is damaged by any such leak(s) to a condition reasonably similar to the condition as of the date of execution of this Agreement, reasonable wear and tear accepted.
(c) During the period from the date of this Agreement and continuing until the Closing, US Airways shall maintain the Ramp included in the US Airways LaGuardia Leased Real Property with materials and workmanship as currently in place as of the date of execution of this Agreement and from day to day so as to repair and replace any post-execution Ramp spalling and/or Ramp failure.
Section 7.21 Delta Maintenance Obligations.
(a) During the period from the date of this Agreement and continuing until the Closing, Delta shall perform, or cause to be performed, maintenance and operability testing as set forth on Exhibit R hereto with respect to all jet bridges and associated jet bridge equipment at the Delta LaGuardia Leased Real Property to demonstrate safe operability of all such bridges and equipment as of Closing. In addition,

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during the period from the date of this Agreement and continuing until the Closing, Delta shall use reasonable efforts to demonstrate compliance with all Original Equipment Manufacturer safety service bulletins and otherwise shall notify US Airways of all such safety service bulletins that Delta has not complied with or for which it has no knowledge of compliance.
(b) During the period from the date of this Agreement and continuing until the Closing, Delta shall maintain the Roof of each Delta LaGuardia Leased Real Property with materials and workmanship as currently in place as of the date of execution of this Agreement and shall be done so from day to day to maintain the Roof in working condition, including the repair and replacement of broken or damaged components and reasonable diligence with respect to the prevention of leaks. Notwithstanding anything to the contrary, during the period from the date of this Agreement and continuing until the Closing, should a leak or leaks appear from time to time, Delta shall promptly seek to identify the point of water penetration and then diligently repair the damaged components. In addition, during the period from the date of this Agreement and continuing until the Closing, Delta shall repair any portion of the Delta LaGuardia Leased Real Property that is damaged by any such leak(s) to a condition reasonably similar to the condition as of the date of execution of this Agreement, reasonable wear and tear accepted.
(c) During the period from the date of this Agreement and continuing until the Closing, Delta shall maintain the Ramps included in the Delta LaGuardia Leased Real Property with materials and workmanship as currently in place as of the date of execution of this Agreement and from day to day so as to repair and replace any post-execution Ramp spalling and/or Ramp failure.
Section 7.22 In-Line Screening System. During the period from the date of this Agreement and continuing until the Closing, US Airways and Delta shall use reasonable efforts to work cooperatively with each other, the Port Authority, and the Transportation Security Administration to define a fully inline baggage screening solution at the East End Terminal, the Shuttle Terminal, Terminal D at LaGuardia, and the Marine Air Terminal, respectively, that meets the operational needs of the airline users of the respective facility and maximizes eligibility of available grant funding for inline screening projects. During the period from the date of this Agreement and continuing until the Closing, US Airways and Delta shall each and collectively use reasonable efforts to develop and promote the development of design and construction documents.
Section 7.23 DISCLAIMER OF WARRANTY.
(a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, US AIRWAYS TRANSFERS AND DELTA TAKES THE US AIRWAYS TRANSFERRED ASSETS, INCLUDING US AIRWAYS LAGUARDIA TANGIBLE

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PERSONAL PROPERTY “AS-IS,” “WHERE-IS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN ARTICLE V OR IN THE ANCILLARY DOCUMENTS, US AIRWAYS DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE US AIRWAYS TRANSFERRED ASSETS, INCLUDING US AIRWAYS LAGUARDIA TANGIBLE PERSONAL PROPERTY, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE US AIRWAYS TRANSFERRED ASSETS OR OTHERWISE.
(b) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, DELTA TRANSFERS AND US AIRWAYS TAKES THE DELTA TRANSFERRED ASSETS, INCLUDING DELTA TANGIBLE PERSONAL PROPERTY “AS-IS,” “WHERE-IS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN ARTICLE VI OR IN THE ANCILLARY DOCUMENTS, DELTA DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE DELTA TRANSFERRED ASSETS, INCLUDING DELTA TANGIBLE PERSONAL PROPERTY, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE DELTA TRANSFERRED ASSETS OR OTHERWISE.
ARTICLE VIII
Conditions Precedent to the Closing
Section 8.01 Conditions to Each Party’s Obligation to Effect the Transaction. The respective obligation of each Party to consummate the Transaction is

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subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Governmental Approvals. The Governmental Approvals as set forth on Schedule 5.04 and Schedule 6.04 shall have been obtained.
(b) No Legal Restraints. No judgment, order, injunction (whether temporary, preliminary or permanent), decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court, arbitrator or other Governmental Authority of competent jurisdiction (collectively, the “Legal Restraints”) shall be in effect that makes illegal or prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
Section 8.02 Conditions to Obligations of Delta. The obligations of Delta to consummate the Transaction are further subject to the following conditions:
(a) Representations and Warranties. The representations and warranties of US Airways contained in this Agreement, or in any exhibit, schedule or document delivered pursuant hereto (disregarding any limitation as to “materiality,” “US Airways Material Adverse Effect” or similar qualifiers set forth therein), shall be true and correct in all respects as of the Closing Date as if made at and as of such time (except for any representation or warranty that is made only as of a specified date, which need only to be true as of such specified date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, either individually or in the aggregate, a US Airways Material Adverse Effect.
(b) Performance of Obligations of US Airways. US Airways shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Officer’s Certificate. Delta shall have received a certificate, dated as of the Closing Date, executed on behalf of US Airways by an authorized officer thereof, certifying that the conditions specified in Section 8.02(a) and 8.02(b) have been fulfilled.
(d) Closing Deliveries. US Airways shall have delivered to Delta all documents required to be delivered by US Airways pursuant to Sections 4.03(a), (b), and (c).
(e) Port Authority.
(1) The Port Authority shall have provided written consent to the transfers and assignments of each of the Delta Port

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Authority Documents to Delta and to the assumption by Delta of the obligations thereunder;
(2) Taking into consideration (x) the Assignment and Assumption Agreements for the Existing US Airways Documents, (y) any new agreement between Delta and the Port Authority relative to the same matters as are covered under the Additional US Airways Agreements and (z) the terms and conditions of such Port Authority consents relating to the foregoing agreements and the transactions contemplated hereunder, taken as a whole, the Existing US Airways Documents shall have been assigned and transferred to Delta on terms and conditions that would not, or would not reasonably be expected to, in the aggregate, result in (i) a material reduction or impairment of the rights that US Airways enjoyed under the Existing US Airways Documents and the Additional US Airways Agreements immediately prior to the date of this Agreement; (ii) a material increase in the Liabilities or obligations to which US Airways was subject under the Existing US Airways Documents and the Additional US Airways Agreements immediately prior to the date of this Agreement; or (iii) a material adverse effect on the ability of Delta to operate or use the facilities subject to the Existing US Airways Documents and the Additional US Airways Agreements in the same manner as operated and used by US Airways immediately prior to the date of this Agreement;
(3) the Port Authority shall have agreed and acknowledged in writing that: (i) notwithstanding anything to the contrary contained in Section 82(e) of the East End Terminal Lease (originally Section 82(f) and redesignated as Section 82(e) pursuant to Supplement No. 1 (as defined in Schedule 1.01(E) hereto)), the terms and conditions of Section 82 of the East End Terminal Lease shall continue in full force and effect as between the Port Authority and Delta after the execution of the Assignment and Assumption Agreement for the East End Terminal Lease; and (ii) the East End Terminal Lease shall not be cross-defaulted with any act or omission by US Airways, Eastern Air Lines, Inc. and/or Continental Airlines, Inc. with respect to the East End Terminal Lease or any other contract by and between the Port Authority and any of US Airways, Eastern Air Lines, Inc. and/or Continental Airlines, Inc.; and
(4) the conditions set forth in Section 8.03(e)(1) shall have been satisfied.
(f) FAA Approvals. All consents, approvals, licenses, orders, exemptions, waivers or authorizations of or from the FAA required to be obtained shall have been obtained for (i) the transfer of the LaGuardia Slots including without

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limitation, the waiver of US Airways’ reversionary interest under the LaGuardia Order and (ii) the lease of Slots contemplated by the LaGuardia Slot Lease.
(g) DOT. All consents, approvals, licenses, orders, exemptions, waivers or authorizations of or from the DOT required to be obtained for the transfer of the US Airways Brazilian Route Authorities to Delta shall have been obtained.
(h) Bankruptcy Event. No Bankruptcy Event has occurred with respect to US Airways.
(i) UCC Releases. The release of all security interests in the US Airways Transferred Assets by US Airways’ lenders and applicable UCC-3 termination statements, in each case, in form and substance reasonably satisfactory to Delta.
(j) Slots. As of the Closing Date, there has not been a withdrawal of or any proposed withdrawal of, or any restriction imposed or proposed with respect to the LaGuardia Slots by the FAA, the DOT or any other Governmental Authority, which has or reasonably would be expected to have, individually or in the aggregate, a US Airways Material Adverse Effect.
Section 8.03 Conditions to Obligation of US Airways. The obligation of US Airways to consummate the Transaction is further subject to the following conditions:
(a) Representations and Warranties. The representations and warranties of Delta contained in this Agreement, or in any exhibit, schedule or document delivered pursuant hereto (disregarding any limitation as to “materiality,” “Delta Material Adverse Effect” or similar qualifiers set forth therein), shall be true and correct in all respects, as of the Closing Date as if made at and as of such time (except for any representation or warranty that is made only as of a specified date, which need only to be true as of such specified date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, either individually or in the aggregate, a Delta Material Adverse Effect.
(b) Performance of Obligations of Delta. Delta shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Officer’s Certificate. US Airways shall have received a certificate, dated as of the Closing Date, executed on behalf of Delta by an authorized officer thereof, certifying that the conditions specified in Section 8.03(a) and 8.03(b) have been fulfilled.

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(d) Closing Deliveries. Delta shall have delivered to US Airways all documents required to be delivered by Delta pursuant to Section 4.02(a), (b) and (c).
(e) Port Authority.
(1) The Port Authority shall have provided written consent to the transfers and assignments of each of the US Airways Port Authority Documents to US Airways and to the assumption by US Airways of the obligations thereunder;
(2) Taking into consideration the Assignment and Assumption Agreements for the Existing Delta Documents and the terms and conditions of such Port Authority consents, taken as a whole, the Existing Delta Documents shall have been assigned and transferred to US Airways on terms and conditions that would not, or would not reasonably be expected to, in the aggregate, result in (i) a material reduction or impairment of the rights that Delta or Northwest, as applicable, enjoyed under the Existing Delta Documents immediately prior to the date of this Agreement; (ii) a material increase in the Liabilities or obligations to which Delta or Northwest, as applicable, was subject under the Existing Delta Documents immediately prior to the date of this Agreement; or (iii) a material adverse effect on the ability of US Airways to operate or use the facilities subject to the Existing Delta Documents in the same manner as operated and used by Delta or Northwest, as applicable, immediately prior to the date of this Agreement; and
(3) the conditions set forth in Section 8.02(e)(1) shall have been satisfied.
(f) FAA Approvals. All consents, approvals, licenses, orders, exemptions, waivers or authorizations of or from the FAA required to be obtained shall have been obtained for (i) the transfer of the DCA Slots and (ii) the lease of Slots contemplated by the DCA Slot Lease.
(g) DOT. All consents, approvals, licenses, orders, exemptions, waivers or authorizations of or from the DOT required to be obtained for the transfer of the Delta Brazilian Route Authorities to US Airways shall have been obtained.
(h) Bankruptcy Event. No Bankruptcy Event has occurred with respect to Delta.

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(i) Delta UCC Releases. The release of all security interests in the Delta Transferred Assets by Delta’s lenders and applicable UCC-3 termination statements, in each case, in form and substance reasonably satisfactory to US Airways.
(j) Northwest UCC Releases. The release of all security interests in the Delta Transferred Assets by Northwest’s lenders and applicable UCC-3 termination statements, in each case, in form and substance reasonably satisfactory to US Airways.
(k) Slots. As of the Closing Date, there has not been a withdrawal of or any proposed withdrawal of, or any restriction imposed or proposed with respect to the DCA Slots by the FAA, the DOT or any other Governmental Authority, which has or reasonably would be expected to have, individually or in the aggregate, a Delta Airways Material Adverse Effect.
ARTICLE IX
Survival; Indemnification
Section 9.01 Survival. All of the representations, warranties, covenants and agreements of the Parties contained in this Agreement, any exhibit to this Agreement, all certificates delivered by Delta and US Airways to each other pursuant to this Agreement or in any Ancillary Document shall survive indefinitely unless otherwise expressly provided below (and not be affected in any respect by) the Closing and any investigation conducted by any Party hereto and any information or knowledge which any Party may have or receive. Notwithstanding the foregoing, other than for fraud or intentional misrepresentation, (1) the representations and warranties contained in or made pursuant to this Agreement, any exhibit to this Agreement, all certificates delivered by Delta and US Airways to each other pursuant to this Agreement or in any Ancillary Document and the indemnity obligations for the inaccuracy or breach of such representations and warranties contained in Sections 9.02(a)(i) and 9.03(a)(i) shall terminate on, and no claim or Action with respect thereto may be brought, after the date that is eighteen (18) months immediately following the Closing Date; provided, however, that (x) the representations and warranties contained in Sections 5.01 and 6.01 (in each case, first sentence only) (Organization; Standing and Power), 5.02 and 6.02 (Authority Execution and Delivery; Enforceability), Sections 5.08 and 6.08 (in each case, last sentence only) (Title to Assets), Sections 5.15 and 6.15 (Environmental Matters) and Sections 5.16 and 6.16 (Taxes) and the indemnity obligations for the inaccuracy or breach of such representations and warranties contained in Sections 9.02(a)(i) or 9.03(a)(i) shall survive until five (5) years after the Closing Date; provided further, however, that the representations and warranties contained in Section 5.14 shall survive until the earlier of the payment in full of the Bond Obligations and December 1, 2015, (2) the covenants and agreements contained in Sections 7.01, 7.02, 7.04, 7.05, 7.07, 7.08, 7.09 and 7.11 and the indemnity obligations for a breach of such covenants and

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agreements contained in Sections 9.02(a)(ii) or 9.03(a)(ii) shall terminate on, and no claim or Action with respect thereto may be brought, after the date that is eighteen (18) months immediately following the Closing, and (3) the indemnity obligations contained in Sections 9.02(a)(iv) or 9.03(a)(iv) shall terminate on, and no claim or Action with respect thereto may be brought, after the date that is six (6) years immediately following the Closing. Notwithstanding anything in this Section 9.01 to the contrary, the representations, warranties, covenants and agreements and the applicable indemnity obligations for breach or inaccuracy thereof that terminate pursuant to this Section 9.01, and the liability of any Party with respect thereto pursuant to this Article IX, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnifying Party has been given written notice from the Indemnified Party in accordance with this Agreement setting forth the facts upon which the claim for indemnification is based prior to the expiration of the applicable survival period.
Section 9.02 Indemnification by Delta.
(a) From and after the Closing and subject to this Article IX, Delta hereby agrees to indemnify, reimburse, defend and hold harmless US Airways and its Affiliates and their Representatives (collectively, the “US Airways Indemnified Persons”) for, from, and against all Losses based upon, arising out of, asserted against, resulting from, imposed on, in connection with, or otherwise in respect of:
(i) the inaccuracy or breach as of the Closing Date of any representation or warranty of Delta contained in or made pursuant to this Agreement, or in any certificate or instrument delivered by Delta at the Closing in connection therewith (for purposes of determining if there is any such inaccuracy or breach and for purposes of calculating any Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by the term “material,” “materiality” or “Delta Material Adverse Effect” or a similar materiality term qualification);
(ii) the breach by Delta of, or the failure by Delta to perform, any of its covenants or other agreements contained in this Agreement;
(iii) the Assumed US Airways Liabilities;
(iv) Third Party claims against US Airways Indemnified Persons for an Excluded Delta Liability;
(v) with respect to the sale of the Delta Transferred Assets only, the failure to comply with any provision of

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applicable bulk sales or similar Laws in connection with the transactions contemplated hereby; and
(vi) Delta’s failure to perform its obligations with respect to the Bond Obligations solely to the extent such obligations constitute Assumed US Airways Liabilities, whether or not such obligations are set forth in (A) the Assignment and Assumption Agreement of the East End Terminal Lease and Port Approval Bond Documents, (B) the Assignment and Assumption Agreement of the Other Assumed Bond Documents, (C) the East End Terminal Lease and/or the Assumed Bond Documents, provided that, notwithstanding anything herein to the contrary, Delta shall have no obligation or Liability with respect to the US Airways Retained Bond Obligations.
(b) Notwithstanding anything to the contrary contained herein, except with respect to the inaccuracy or breach of the representations and warranties contained in the Specified Sections, or for fraud or intentional misrepresentation: (i) Delta shall not be required, pursuant to Sections 9.02(a)(i), 9.02(a)(ii) (only with respect to claims relating to Section 7.02) or 9.02(a)(iv) to indemnify, defend or hold harmless unless the amount of any Loss related to an individual claim under Sections 9.02(a)(i), 9.02(a)(ii) (only with respect to claims relating to Section 7.02) or 9.02(a)(iv) is greater than $100,000 (the “Individual Threshold”), and Delta will be obligated to indemnify for all of the US Airways Indemnified Person’s Losses with respect to any such claim; and (ii) the cumulative aggregate indemnity obligations of Delta under Section 9.02(a) (other than with respect to Sections 9.02(a)(iii), 9.02(a)(v) and 9.02(a)(vi)) shall in no event exceed $***** (the “Delta Cap Amount”).
Section 9.03 Indemnification by US Airways.
(a) From and after the Closing and subject to this Article IX, US Airways hereby agrees to indemnify, reimburse, defend and hold harmless Delta and its Affiliates and their Representatives (collectively, the “Delta Indemnified Persons”) for, from, and against all Losses based upon, arising out of, asserted against, resulting from, imposed on, in connection with, or otherwise in respect of:
(i) the inaccuracy or breach as of the Closing Date of any representation or warranty of US Airways contained in or made pursuant to this Agreement, or in any certificate or instrument delivered by US Airways at the Closing in connection therewith (for purposes of determining if there is any such inaccuracy or breach and for purposes of calculating any Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by the term “material,” “materiality” or “US Airways Material Adverse Effect” or a similar materiality term qualification);

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(ii) the breach by US Airways of, or the failure by US Airways to perform, any of its covenants or other agreements contained in this Agreement;
(iii) the Assumed Delta Liabilities;
(iv) Third Party claims against Delta Indemnified Persons for an Excluded US Airways Liability;
(v) with respect to the sale of the US Airways Transferred Assets only, the failure to comply with any provision of applicable bulk sales or similar Laws in connection with the transactions contemplated hereby; and
(vi) US Airways’ failure to perform any of its obligations with respect to the US Airways Retained Bond Obligations.
(b) Notwithstanding anything to the contrary contained herein, except with respect to the inaccuracy or breach of the representations and warranties contained in the Specified Sections, or for fraud or intentional misrepresentation: (i) US Airways shall not be required, pursuant to Sections 9.03(a)(i), 9.03(a)(ii) (only with respect to claims relating to Section 7.01) or 9.03(a)(iv) to indemnify, defend, or hold harmless unless the amount of any Loss related to an individual claim under Sections 9.03(a)(i), 9.03(a)(ii) (only with respect to claims relating to Section 7.01) or 9.03(a)(iv) is greater than the Individual Threshold, and US Airways will be obligated to indemnify for all of the Delta Indemnified Person’s Losses with respect to any such claim; and (ii) the cumulative aggregate indemnity obligations of US Airways under Section 9.03(a) (other than with respect to Sections 9.03(a)(iii), 9.03(a)(v) and 9.03(a)(vi)) shall in no event exceed $***** (the “US Airways Cap Amount”).
Section 9.04 Indemnification Procedures.
(a) If any US Airways Indemnified Person, on the one hand, or any Delta Indemnified Person, on the other hand (the “Indemnified Party”), has a claim that would reasonably give rise to an obligation on the part of Delta or US Airways, other than a Third Party Claim, to provide indemnification (the “Indemnifying Party”) pursuant to this Article IX, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof (the “Indemnification Claim Notice”); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party materially damages or materially prejudices the Indemnifying Party’s ability to defend against such claim. Any Indemnification Claim Notice shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses, a description in reasonable detail of the

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basis for such claim and the Sections of the Agreement allegedly breached which are the basis of the claim.
(b) Upon receipt by an Indemnified Party of notice of a claim, or the commencement of any Action, by a Third Party that would reasonably give rise to an obligation to provide indemnification pursuant to this Article IX (a “Third Party Claim”), the Indemnified Party will give the Indemnifying Party prompt written notice thereof (the “Third Party Indemnification Claim Notice”); provided, however, that the failure of the Indemnified Party to so promptly provide written notice to the Indemnifying Party shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party materially damages or materially prejudices the Indemnifying Party’s ability to defend against such claim. Any Third Party Indemnification Claim Notice shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses, a description in reasonable detail of the basis for such claim and the Sections of the Agreement allegedly breached which are the basis of the claim. The Indemnified Party shall enclose with the Third Party Indemnification Claim Notice a copy of all papers served with respect to such Third Party Claim, if any, and any other documents reasonably evidencing such Third Party Claim.
(c) In the event the Indemnifying Party receives a Third Party Indemnification Claim Notice pursuant to Section 9.04(b), the Indemnifying Party shall notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article IX. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 Business Days after receipt of the Third Party Indemnification Claim Notice the Indemnifying Party’s responsibility to indemnify, defend and hold harmless the Indemnified Party therefor and within such 15 Business Day period demonstrates to the Indemnified Party’s good faith reasonable satisfaction that the Indemnifying Party has or can be reasonably expected to have sufficient financial resources in order to indemnify for the full amount of any quantifiable Losses that are reasonably likely to be incurred in connection with such claim, the Indemnifying Party may elect to assume control over the compromise or defense of such Third Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, which counsel will be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so elects to assume control over the compromise and defense of such Third Party Claim, the Indemnifying Party shall within such 15 Business Days (or sooner, if the nature of the asserted Third Party Claim so requires) notify the Indemnified Party of such Indemnifying Party’s intent to do so, and the Indemnified Party shall and shall cause each of its Affiliates and Representatives to cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim; provided, however, that: (i) the Indemnified Party may, if such Indemnified Party so desires, employ counsel at such Indemnified Party’s own expense to assist and participate in the handling (but not control the defense) of any Third Party Claim; (ii) the Indemnifying

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Party shall keep the Indemnified Party advised of all material events with respect to any Third Party Claim; and (iii) no Indemnifying Party will, without the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such Action), (A) unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and includes a complete and unconditional release of all such Indemnified Parties from all liability arising out of such claim or Action as well as no admission of wrongdoing on behalf of the Indemnified Parties, and (B) to the extent such judgment, compromise, consent or settlement provides for equitable relief which adversely effects the Indemnified Party.
(d) Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have, subject to this Article IX, control over (and if it so desires, the Indemnified Party shall have, subject to this Article IX, control over) the defense, settlement, adjustment or compromise of (but, subject to this Article IX, the Indemnifying Party shall nevertheless be required to pay all Losses incurred by the Indemnified Party in connection with such defense, settlement or compromise if and to the extent liable under the terms of this Article IX): (i) any Third Party Claim that seeks an order, injunction or other equitable relief against any Indemnified Party or any of its Affiliates; (ii) any Third Party Claim in which both the Indemnifying Party and the Indemnified Party are named as parties and either the Indemnifying Party or the Indemnified Party determines in its reasonable judgment with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that an actual or potential conflict of interest between such parties may exist in respect of such Action; or (iii) any Third Party Claim in which the Indemnifying Party does not elect or is otherwise not permitted to assume control or, after assuming such control, fails to diligently defend against such claim in good faith (it being agreed that settlement of such claim in accordance with this Section 9.04 does not constitute such a failure to defend); provided, however, that no Indemnified Party will, without ten (10) Business Days prior written notice to the Indemnifying Party, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnifying Party is a party to such action). In the event that an Indemnifying Party is prevented from assuming the defense due to clauses (i) or (ii) of preceding sentence, the following shall apply (i) the Indemnifying Party may, if such Indemnifying Party so desires, employ counsel at such Indemnifying Party’s own expense to assist and participate in the handling (but not control the defense) of any Third Party Claim; (ii) the Indemnified Party shall keep the Indemnifying Party advised of all material events with respect to any Third Party Claim; and (iii) the Indemnified Party shall diligently defend in good faith (it being agreed that settlement of such Third Party Claim does not constitute a failure to defend) such Third Party Claim.

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Confidential Treatment Requested
In the event that the Indemnifying Party did not elect to assume the defense, or is otherwise prohibited from assuming the defense, of such Third Party Claim in accordance with clause (c) of this Section 9.04 and subsequent to the time periods set forth in clause (c) of this Section 9.04, the Indemnifying Party (A) confirms in writing to the Indemnified Party the Indemnifying Party’s responsibility to indemnify, defend and hold harmless the Indemnified Party therefore, (B) reimburses the Indemnified Party for all out-of-pocket Losses (including without limitation all Legal Expenses) theretofore incurred by such Indemnified Party with respect to such Third Party Claim, and (C) demonstrates to the Indemnified Party’s good faith reasonable satisfaction that the Indemnifying Party has or can be reasonably expected to have sufficient financial resources in order to indemnify for the full amount of any quantifiable Losses that are reasonably likely to be incurred in connection with such claim, then the Indemnifying Party shall be entitled to assume control over the compromise or defense of such Third Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, which counsel will be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so elects to assume control over the compromise and defense of such Third Party Claim, the Indemnifying Party shall provide the Indemnified Party written notice of such Indemnifying Party’s intent to do so, and the Indemnified Party shall and shall cause each of its Affiliates and Representatives to cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim; provided, however, that: (i) the Indemnified Party may, if such Indemnified Party so desires, employ counsel at such Indemnified Party’s own expense to assist and participate in the handling (but not control the defense) of any Third Party Claim; (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any Third Party Claim; and (iii) no Indemnifying Party will, without the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such Action), (A) unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and includes a complete and unconditional release of all such Indemnified Parties from all liability arising out of such claim or Action as well as no admission of wrongdoing on behalf of the Indemnified Parties, and (B) to the extent such judgment, compromise, consent or settlement provides for equitable relief which adversely effects the Indemnified Party.
(e) In connection with any defense of a Third Party Claim (whether by the Indemnifying Parties or the Indemnified Parties), all of the parties hereto shall, and shall cause their respective Affiliates and Representatives to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a Party in connection therewith.

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Confidential Treatment Requested
Section 9.05 Set Off; Etc.
(a) If any Indemnified Party becomes entitled to indemnification from an Indemnifying Party pursuant to this Agreement, such indemnification payment will be made in cash upon demand.
(b) Delta or US Airways, as the case may be, may, at its option (at any time and from time to time), reduce after determination by a final nonappealable judgment that amounts are owed hereunder any amount owed by Delta or US Airways, as the case may be, to US Airways or Delta, as the case may be, under this Agreement (pursuant to this Article IX) or any other Ancillary Document by all or part of any amount owed by US Airways to Delta, as the case may be, under this Agreement (pursuant to this Article IX), any other Ancillary Document or any other agreements between Delta, on the one hand, and US Airways on the other hand; provided, however, that no reduction or set off shall be permitted with respect to the US Airways Purchase Price, the Delta Purchase Price, the Delta Bond Escrow Funds, the US Airways Bond Escrow Funds, the Delta Purchase Right, the Delta DCA Call Right or with respect to the indemnity for the Bond Obligations in Section 9.02.
Section 9.06 Reserved.
Section 9.07 Tax Effect.
(a) To the extent provided herein, the amount of any Loss shall be (without duplication) (i) increased by any Taxes incurred by such Indemnified Party solely as a result of the receipt of the indemnity payment, and (ii) reduced by any decrease in Taxes as a result of a Tax deduction or credit (a “Tax Benefit”) actually realized by such Indemnified Party as a result of such Loss during the taxable year in which such Loss was incurred. A Tax Benefit that results from an event giving rise to the indemnity payment shall be considered actually realized by such Indemnified Party only to the extent that, but for such Tax Benefit, such Indemnified Party’s Tax liability would be higher than it is with such Tax Benefit (e.g., deductions, credits or losses of such Indemnified Party that do not result from the event giving rise to the indemnity payment shall be deemed to be used prior to the use of any deduction, credit or loss that does result from the event giving rise to the indemnity payment). The amount of any increase, reduction or payment hereunder shall be adjusted to reflect any final determination with respect to such Indemnified Party’s liability for Taxes, and if necessary, payments shall be made between the parties to this Agreement to reflect such adjustment.
(b) For all applicable Tax purposes, any indemnification payments pursuant to this Article IX shall be deemed to be adjustments to the purchase price hereunder.

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Confidential Treatment Requested
Section 9.08 Sole and Exclusive Remedy. Each Party acknowledges and agrees that, after the Closing Date, notwithstanding anything to the contrary contained in this Agreement, except with respect to fraud or intentional misrepresentation, other than as set forth in Section 11.09 (Specific Performance) (i) the indemnification provisions in this Article IX shall be the sole and exclusive remedies of the Parties hereto for any breach of the representations or warranties contained in this Agreement; (ii) no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any Party hereto to rescind this Agreement or any of the transactions contemplated by this Agreement; and (iii) the indemnification provisions of this Article IX shall be the sole and exclusive monetary remedies of the Parties for any breach of the covenants contained in this Agreement. Other than as set forth in Section 11.09 (Specific Performance), in the case of fraud or intentional misrepresentation, or as expressly permitted under this Agreement, each Party expressly waives any and all other remedies, rights or causes of action it or its Affiliates may have against the other Party or their respective Affiliates now or in the future under any Law with respect to the subject matter hereof.
ARTICLE X
Termination
Section 10.01 Prior to Closing Termination. This Agreement may be terminated at any time prior to the Closing Date:
(a) by mutual written consent of Delta and US Airways;
(b) by written notice of either Delta or US Airways:
(1) if Closing has not occurred by the close of business on the End Date. The “End Date” shall mean the date that is seven (7) months after the date of this Agreement (the “Initial End Date”); provided, however, that:
(A) if, as of the Initial End Date, the condition set forth in Section 8.01(b)[Legal Restraints] is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall not have become final and non-appealable, then the End Date shall be automatically extended to the earlier of (A) eighteen (18) months following the Initial End Date and (B) the date that is two (2) Business Days after the date that the last of the conditions in Sections 8.01(a)[Governmental Approvals], 8.02(e)[Port], 8.02(f) [FAA], 8.02(g) [DOT], 8.03(e)[Port],

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Confidential Treatment Requested
8.03(f) [FAA] and 8.03(g) [DOT] have been satisfied or waived (such date, the “Extension Date”);
provided, however, that the right to terminate this Agreement under this Section 10.01(b)(1) shall not be available to any Party if such failure of the Closing to occur on or before the End Date is the result of a breach of this Agreement by such Party or the failure of any representation or warranty of such Party contained in this Agreement to be true and correct; or
(2) if the condition set forth in Section 8.01(b)[Legal Restraints] is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; or
(c) *****.
Section 10.02 Effect of Termination.
(a) In the event of termination of this Agreement by either US Airways or Delta as provided in Section 10.01(a), (b) or (c), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Delta or US Airways, other than Section 7.10 [Fees and Expenses], Section 10.02 and Article XI [General], which provisions shall survive such termination, and except for any intentional and material breach by a Party of any representation or warranty of such Party set forth in this Agreement and except for any intentional breach by a Party of any covenant or agreement of such Party set forth in this Agreement.
(b) In the event of termination of this Agreement *****, (i) the Parties will suspend all regulatory filings and (ii) *****: (A) ***** (the “Termination Fee”) in accordance with Section 10.02(c) below, (B) ***** in accordance with Section 10.02(d) below (the “*****”), or (C) the Right of First Refusal in accordance with Sections 10.02(e) below. ***** (together with wire instructions, if the Termination Fee is elected) and any election shall be irrevocable.
(c) If ***** pursuant to Section 10.02(b)(ii)(A):
(i) *****; and
(ii) Upon payment of the Termination Fee, the Parties agree that the Agreement is terminated and there shall be no additional liability to any Party; provided, however, that in the event that *****.
(d) If ***** pursuant to this Section 10.02(b)(ii)(B):

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Confidential Treatment Requested
(i) the Agreement will be deemed amended as follows: (A) *****; (B) *****; and (C) ***** on the terms and conditions of the Agreement (as amended by the amendments).
(e) If ***** (the “Right of First Refusal”), in accordance with Section 10.02(b)(ii)(C):
(i) The term of the Right of First Refusal shall be one year from ***** election in accordance with Section 10.02(b) and after which time the Right of First Refusal shall expire and be null and void.
(ii) Pursuant to the Right of First Refusal, *****. For the avoidance of doubt, *****.
(iii) The Right of First Refusal shall operate as follows:
(1) Prior to agreeing to the *****.
(2) ***** on the terms and conditions set forth in 10.02(e)(iii)(3) below (“ROFR Election Notice”). The ROFR Election Notice shall be irrevocable. In order for ***** which is nonrefundable, except in the single circumstance described in Section 10.02(e)(iv).
(3) Following delivery of the ROFR Election Notice, *****: (A) *****, (B) *****, (C) *****; (D) ***** ROFR Election Notice; and (E) ***** in accordance with this Section 10.02(e).
(4) The Right of First Refusal may only be exercised in respect of the *****.
(iv) At the closing of the sale in connection with the Right of First Refusal, the purchase price shall be offset by the *****. If no closing occurs due solely to the failure to obtain the Governmental Approvals necessary to satisfy the closing condition in Section 8.01(a) with respect to Schedule 6.04 (Item 2) for such transaction, *****.

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Confidential Treatment Requested
ARTICLE XI
General Provisions
Section 11.01 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 11.02 Extension; Waiver. At any time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
Section 11.03 Notices. All notices and other communications hereunder will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, facsimile or e-mail (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the Party to whom it is given, in each case, at such Party’s address, facsimile number or e-mail address set forth below or such other address, facsimile number or e-mail address as such Party may hereafter specify by notice to the other Party given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or e-mail or like transmission, on the next Business Day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail.

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Confidential Treatment Requested
(a)	if to Delta, to

Delta Air Lines, Inc. Dept. 941 1040 Delta Blvd. Atlanta, GA 30354-1989 Phone: (404) 715-1601 Facsimile: (404) 773-2087 Attention: Executive V.P. — Network Planning & Revenue Management

with a copy to:

Delta Air Lines, Inc. Dept. 877 1030 Delta Blvd. Atlanta, GA 30354-1989 Phone: (404) 715-2541 Facsimile: (404) 773-0953 Attention: Vice President — Corporate Real Estate

and

Delta Air Lines, Inc. Dept. 981 1030 Delta Blvd. Atlanta, GA 30354-1989 Phone: (404) 715-2191 Facsimile: (404) 715-2233

Attention: Senior Vice President and General Counsel

(b)	if to US Airways, to

US Airways, Inc. 111 W. Rio Salado Parkway Tempe, AZ 85281 Phone: (480) 693-0800 Facsimile: (480) 693-5932 Attention: Legal Department

with a copy to:

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Confidential Treatment Requested
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606
Attention:	Peter C. Krupp, Esq. Kimberly A. deBeers, Esq.
Facsimile:	(312) 407-0411
Section 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 11.04 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
Section 11.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other Party.
Section 11.06 Entire Agreement. This Agreement, taken together with the Ancillary Documents and the exhibits and schedules hereto and thereto, and the Non-Disclosure Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated by this Agreement. After the consummation of the Closing, to the extent the Evaluation Material (as defined in the Non-Disclosure Agreement) provided to a Receiving Party (as defined in the Non-Disclosure Agreement) constitutes the applicable Transferred Assets purchased by the Receiving Party pursuant to this Agreement, the confidentiality obligations of the Receiving Party with respect to such Evaluation Material shall no longer apply. This Agreement is not intended to confer upon any Person not a Party hereto (or their successors and permitted assigns), other than the Delta Indemnified Parties and the US Airways Indemnified Parties under Article IX, any rights or remedies hereunder.

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Confidential Treatment Requested
Section 11.07 Governing Law; Jurisdiction.
(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF NEW YORK.
(b) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York or any New York State court located in New York County, State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and process.
Section 11.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by either of the Parties without the prior written consent of the other Party; provided, however, that without any consent hereunder to the extent required under either Party’s credit agreement, this Agreement may be pledged or otherwise assigned to secure the obligations hereunder. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 11.09 Specific Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article X, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy) this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
Section 11.10 Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in

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Confidential Treatment Requested
respect of any suit, action or other proceeding arising out of this Agreement or any of the other transactions contemplated by this Agreement. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.10.
Section 11.11 Bulk Transfer. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales Law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance, provided that the indemnities contained in Sections 9.02(a)(v) and 9.03(a)(v) shall remain in full force and effect.
ARTICLE XII
Guaranty
Section 12.01 US Airways Parent Guaranty. US Airways Parent, as primary obligor and not merely as surety, hereby unconditionally and irrevocably guarantees the full and timely payment by US Airways of the amounts due under this Agreement as amended or modified from time to time. This is a guarantee of payment and not of collection, and US Airways Parent acknowledges and agrees that this guarantee is full, unconditional and continuing and independent of the payment obligations of US Airways; provided Delta may not require payment by US Airways Parent under this Article XII unless and until there has been a failure to pay by US Airways with respect to such payment obligation with respect to this Agreement after demand therefor in accordance this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event Delta makes a demand upon US Airways Parent pursuant to the terms hereof, US Airways Parent shall be entitled to assert against Delta all defenses available to US Airways to enforcement of US Airways’ underlying payment obligations under this Agreement including all defenses personal to US Airways.
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Confidential Treatment Requested
IN WITNESS WHEREOF, Delta and US Airways have duly executed this Agreement, each as of the date first written above.

DELTA AIR LINES, INC.
By:	/s/ Glen W. Hauenstein
	Name:	Glen W. Hauenstein
	Title:	Executive Vice President — Network Planning and Revenue Management

US AIRWAYS, INC.
By:	/s/ J. Scott Kirby
	Name:	J. Scott Kirby
	Title:	President

AND SOLELY WITH RESPECT TO ARTICLE XII HEREOF US AIRWAYS GROUP, INC.
By:	/s/ J. Scott Kirby
	Name:	J. Scott Kirby
	Title:	President